Exhibit 4.2

EXECUTION COPY

INDENTURE

Dated as of April 29, 2011

Among

COMMUNITY CHOICE FINANCIAL INC.,

THE SUBSIDIARY GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

10.75% SENIOR SECURED NOTES DUE 2019

SCHEDULES

Schedule I	List of Subsidiary Guarantors

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors
Exhibit E	Form of Junior Lien Intercreditor Agreement

v

RECONCILIATION OF TIA PROVISIONS

Reconciliation and tie between the Trust Indenture Act of 1939 and this Indenture, dated as of April 29, 2011

TIA Section		Indenture Section
303		1.05
310	(a)(1)	7.09
	(a)(2)	7.09
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.09
	(b)	7.09
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.18
	(c)	13.18
313	(a)	7.12
	(b)	7.12
	(b)(1)	7.12
	(b)(2)	7.12
	(c)	7.12; 13.01
	(d)	7.12
314	(a)	4.04; 13.03
	(a)(4)	4.04
	(b)	N.A.
	(c)(1)	13.02
	(c)(2)	13.02
	(c)(3)	N.A.
	(d	N.A.
	(e)	13.02; 13.03
	(f)	N.A.
315	(a)	7.01(b); 7.02
	(b)	7.05; 13.01
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.14
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	1.04(e)
317	(a)(1)	6.08
	(a)(2)	6.12
	(b)	2.04
318	(a)	13.17
	(c)	13.17

N.A. means Not Applicable.

Note:  This Reconciliation and tie shall not, for any purposes, be deemed to be part of this Indenture.

INDENTURE, dated as of April 29, 2011, among Community Choice Financial Inc., an Ohio corporation (the “Issuer”), the Subsidiary Guarantors (as defined herein) listed on the signature pages hereto and U.S. Bank National Association, a national banking association, as Trustee and Collateral Agent.

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation of an issue of $395,000,000 aggregate principal amount of 10.75% Senior Secured Notes due 2019 (the “Initial Notes”); and

WHEREAS, the Issuer and each of the Subsidiary Guarantors has duly authorized the execution and delivery of this Indenture;

NOW, THEREFORE, the Issuer, each of the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE 1

DEFINITIONS

Section 1.01                                Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)                                  Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)                                  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.01, 4.09 and 4.12, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Alabama Capital Expenditures” means, for any period, the cash capital expenditures of the Alabama Subsidiary determined in accordance with GAAP, but excluding any such expenditure (a) made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with, or subsequently reimbursed out of, insurance proceeds, indemnity payments, condemnation awards (or payments in lieu thereof) or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (b) constituting reinvestment by the Alabama Subsidiary during such period of the Net Proceeds of any Asset Sale consummated by the Alabama Subsidiary, (c) made by the Alabama Subsidiary to effect leasehold improvements to any property leased by the Alabama Subsidiary as lessee, to the extent that such expenses have been reimbursed by the landlord and (d) expenditures that are accounted for as capital expenditures by the Alabama Subsidiary and that actually are paid for (including by means of the issuance of Equity Interests by the Alabama Subsidiary) by a Person other than the Alabama Subsidiary and for which the Alabama Subsidiary has not provided and is not required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period).

“Alabama Excess Cash Flow” means, for any period, (i) earnings before depreciation and amortization expenses of the Alabama Subsidiary for such period (excluding for this purpose all inter-company transactions), (ii) less Alabama Capital Expenditures for such period, (iii) less any increase in Alabama Net Working Capital for such period or plus any decrease in Alabama Net Working Capital for such period.

“Alabama Intercreditor Agreement” means the Intercreditor Agreement dated the Issue Date among Republic Bank, the Collateral Agent and the Alabama Subsidiary.

“Alabama Net Working Capital” means, at any date, (a) the consolidated current assets of the Alabama Subsidiary as of such date (excluding cash and Cash Equivalents) minus (b) the consolidated current liabilities of the Alabama Subsidiary as of such date (excluding current liabilities in respect of Indebtedness). Alabama Net Working Capital at any date may be a positive or negative number. Alabama Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Alabama Revolving Credit Agreement” means the Credit Agreement by and between Insight Capital, LLC and Republic Bank of Chicago, dated July 31, 2009, as the same has been amended as of December 31, 2009 and as of the Issue Date, and as the same may be further amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Alabama Subsidiary” means Insight Capital, LLC, an Alabama limited liability company.

“Agent” means any Registrar or Paying Agent.

“Applicable Authorized Representative” has the meaning given to such term in the Collateral Agreement.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)                                  1.0% of the principal amount of such Note; and

(2)                                  the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at May 1, 2015 (such redemption price being set forth in Section 3.07(b)), plus (ii) all required interest payments due on such Note through May  1, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Application Period” means the 365 days after the receipt of any Net Proceeds of any Asset Sale.

“Asset Sale” means:

(1)                                  the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of the Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2)                                  the issuance or sale of Equity Interests of any Restricted Subsidiary (other than non-voting Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.09), whether in a single transaction or a series of related transactions;

in each case, other than:

(a)                                  any disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used or useful in the ordinary course of business;

(b)                                 the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described under Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c)                                  the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07;

(d)                                 any disposition of assets by the Issuer or a Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $15,000,000;

(e)                                  any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(f)                                    the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(g)                                 any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h)                                 foreclosures, condemnation or any similar action on assets or the granting of Liens, in each case, not prohibited by this Indenture;

(i)                                     any financing transaction with respect to property constructed or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, within 12 months of such construction or acquisition and otherwise permitted by this Indenture;

(j)                                     any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(k)                                  the sale or discount of inventory, accounts or loans receivable or notes receivable in the ordinary course of business or the conversion of accounts or loans receivable to notes receivable;

(l)                                     the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(m)                               the unwinding of any Hedging Obligations;

(n)                                 sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(o)                                 the lapse or abandonment of intellectual property rights in the ordinary course of business, that, in the reasonable good faith determination of the Issuer, are not material to the conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole; and

(p)                                 the issuance of directors’ qualifying shares and shares issued to foreign nationals, in each case, as required by applicable law.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that if such interest rate cannot be determined in accordance with GAAP, the present value shall be discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Authorized Representative” has the meaning given to such term in the Collateral Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board”, with respect to a Person, means the board of directors (or similar body) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body).

“Broker-Dealer” means any broker or dealer, in either case, that is registered under the Exchange Act.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means:

(1)                                  in the case of a corporation, corporate stock;

(2)                                  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such securities include any right of participation with Capital Stock.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1)                                  United States dollars or Canadian dollars;

(2)                                  (a) euro, pounds sterling or any national currency of any participating member state of the EMU; or

(b)                                 in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by such Restricted Subsidiary from time to time in the ordinary course of business;

(3)                                  securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(4)                                  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank (any such instrument, a “Qualifying Bank Instrument”); provided that, with respect to any Qualifying Bank Instrument held by (x) the Issuer or any Domestic Subsidiary, the applicable commercial bank is a U.S. commercial bank having capital and surplus of not less than $500,000,000 and (y) any Foreign Subsidiary, the applicable commercial bank is a U.S. commercial bank having capital and surplus of not less than $500,000,000 or a non-U.S. commercial bank having capital and surplus of not less than $100,000,000 (or the U.S. dollar equivalent thereof as of the date of determination);

(5)                                  repurchase obligations for underlying securities of the types described in clause (3) or (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)                                  commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof;

(7)                                  marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of acquisition thereof;

(8)                                  investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above and (9) through (11) below; provided that Qualifying Bank Instruments with any non-U.S. commercial bank and any securities described under clause (11) below, in each case, shall only be counted towards such 95% requirement to the extent that the holder of such investment fund is a Foreign Subsidiary;

(9)                                  Indebtedness or Preferred Stock issued by Persons (other than the Issuer or any Affiliate of the Issuer) with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition;

(10)                            Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(11)                            in the case of any Foreign Subsidiary, readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s and S&P (or, if at any time either Moody’s or S&P shall not be rating such obligations, an equivalent rating from another Rating Agency) maturing within 12 months of the date of acquisition thereof.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) or (2) above, provided that such amounts are converted into any currency described in either clause (1) or (2) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)                                  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than the Permitted Holders; or

(2)                                  the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Issuer or any Parent Entity.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all the assets and properties subject to the Liens created by the Security Documents.

“Collateral Agent” means U.S. Bank National Association, in its capacity as the Collateral Agent appointed and authorized under this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and the Collateral Agreement, and thereafter means the successor serving hereunder and thereunder.

“Collateral Agreement” means the Collateral Agreement dated the Issue Date by and among the Issuer, the other Grantors, the Trustee, the Revolving Administrative Agent and the Collateral Agent, which creates the security interests in the Collateral in favor of the Collateral Agent for the benefit of the Noteholder Secured Parties, the Revolving Lenders, the other agents under the Revolving Credit Agreement and the holders of the Lender Hedging Obligations associated therewith.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, of such Person and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)                                  consolidated interest expense of such Person and the Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Net Income (including (a) accrual of original issue discount that resulted from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) accretion or accrual of discounts with respect to liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees; plus

(2)                                  consolidated capitalized interest of such Person and the Restricted Subsidiaries for such period, whether paid or accrued; less

(3)                                  interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income attributable to such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1)                                  any after-tax effect of extraordinary, non-recurring or unusual gains, losses or charges (including all fees and expenses relating to any such gains, losses or charges) or expenses (including any fees or expenses paid in connection with the Transactions), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2)                                  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3)                                  any after-tax effect of income (loss) from discontinued operations and any net after-tax gains or losses on disposal of abandoned or discontinued operations shall be excluded,

(4)                                  any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business shall be excluded,

(5)                                  the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6)                                  solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 4.07(a), the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless all such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(7)                                  effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in the inventory, property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)                                  any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

(9)                                  any impairment charge, asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities, the amortization of intangibles, and the effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates), in each case, pursuant to GAAP (excluding any non-cash item to the extent it represents an accrual or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded,

(10)                            any (i) non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, (ii) income (loss) attributable to deferred compensation plans or trusts and (iii) compensation expense recorded in connection with the payment of the Special Options Distribution, in each case, shall be excluded,

(11)                            any expense relating to management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent such fees and expenses are permitted to be paid under subsection (3) of Section 4.11(b) and to the extent deducted in computing Net Income shall be excluded,

(12)                            any net gain or loss resulting in such period from currency transaction or translation gains or losses related to currency remeasurements (including any net loss or gain resulting from hedge agreements for currency exchange risk) shall be excluded, and

(13)                            any amortization of deferred financing fees or financial advisory costs incurred on or prior to the Issue Date, or in connection with the Transactions, shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 4.07 only (other than clause (3)(d) of Section 4.07(a)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and the Restricted Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by the Issuer or any of the Restricted Subsidiaries or any sale of the stock of an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of Section 4.07(a).

“Consolidated Secured Debt Ratio” as of any date of determination means the ratio of (1) Consolidated Total Indebtedness of the Issuer and the Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (a) the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and the

Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (for the avoidance of doubt, excluding any (A) Hedging Obligations and (B) performance bonds or any similar instruments) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of the Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (b) any Excess Cash. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Board of the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)                                  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)                                  to advance or supply funds

(a)                                   for the purchase or payment of any such primary obligation, or

(b)                                  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)                                  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.01, or such other address as to which the Trustee may give notice to the Holders and the Issuer, except that for purposes of Sections 2.03 and 4.02 such term shall mean the office of the Trustee located at U.S. Bank National Association, 1350 Euclid Avenue, CN OH RN11, Cleveland, Ohio 44115, or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Credit Facilities” means one or more debt facilities (including the Revolving Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, letters of credit or the issuance of securities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), substantially in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, which Depositary shall be a clearing agency registered under the Exchange Act; and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any Parent Entity (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate executed by the principal financial officer of the Issuer or the applicable Parent Entity, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.07(a).

“Designated Priority Obligations” means all Revolving Credit Facility Obligations that have been designated by the Issuer as “Designated Priority Obligations” under the Collateral Agreement, and any Lender Hedging Obligations associated with such Revolving Credit Facility Obligations. As of the Issue Date, the Obligations under the Revolving Credit Agreement and any associated Lender Hedging Obligations constitute Designated Priority Obligations.

“Designated Priority Representative” has the meaning given to such term in the Collateral Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise (other than solely as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the Notes and the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such

Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

(1)                                  increased (without duplication) by:

(a)                                  provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

(b)                                 Fixed Charges of such Person for such period, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses 1(w) through 1(y) thereof, to the extent the same were deducted in computing Net Income and not added back in calculating Consolidated Net Income; plus

(c)                                  Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

(d)                                 the aggregate amount of fees, expenses or charges related to any acquisition, Investment, disposition, issuance, repayment or refinancing of Indebtedness (including, for the avoidance of doubt, the Transactions) or amendment or modification of any debt instrument or issuance of Equity Interests (in each case, to the extent such transaction is permitted by this Indenture and including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any bonus payments made as a result of the successful consummation of the Transactions (to the extent the aggregate amount of such bonus payments does not exceed the amount of such bonus payments described in the Offering Circular), in each case, deducted in computing Net Income and not added back in computing Consolidated Net Income; plus

(e)                                  the amount of (x) any restructuring charge or reserve or non-recurring integration costs deducted in computing Net Income and not added back in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and (y) any costs or expenses relating to the closure and/or consolidation of facilities, including store closings; plus

(f)                                    any other non-cash charges, including any write offs or write downs, deducted in computing Net Income and not added back in computing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed, and excluding amortization of any prepaid cash item that was paid in a prior period); plus

(g)                                 the amount of any non-controlling interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary of the Issuer deducted in computing net income and not added back in computing Consolidated Net Income, excluding cash distributions made or declared in respect of any such minority equity interests of third parties; plus

(h)                                 the amount of net cost savings resulting from specified actions that have been taken, which net cost savings are projected by the Issuer in good faith to be realized within 12 months following the date of determination (calculated on a pro forma basis as though such net cost savings had been realized on the first day of such period), with such amount of net cost savings being reduced by the amount of net cost savings actually realized during such period from any such specified actions that have already been taken; provided that (w) such projected net cost savings shall be set forth in an Officers’ Certificate delivered to the Trustee that certifies that such projected net cost savings meet the criteria of this clause (h), (x) such net cost savings are reasonably identifiable and factually supportable, (y) no net cost savings shall be added pursuant to this clause (h) to the extent they are duplicative of any expenses or charges relating to such net cost savings that are added pursuant to clause (e) above and (z) the aggregate amount of net cost savings added pursuant to this clause (h) shall not exceed 10.0% of EBITDA (calculated absent any such net cost savings) for any four consecutive fiscal quarter period; provided further that any additions made pursuant to this clause (h) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”; plus

(i)                                     any costs or expense incurred by such Person or a Restricted Subsidiary of such Person pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Stock and Designated Preferred Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of Section 4.07(a); plus

(j)                                     the amount of expenses relating to payments made to option holders of the Issuer or any Parent Entity in connection with, or as a result of, any distribution being made to shareholders of such Person or its Parent Entity, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, but only to the extent such distributions to shareholders are permitted under this Indenture; plus

(k)                                  proceeds from business interruption insurance (to the extent such proceeds are not reflected as revenue or income in computing Consolidated Net Income and only to the extent the losses or other reduction of net income to which such proceeds are attributable are not otherwise added back in computing Consolidated Net Income or EBITDA); plus

(l)                                     any net loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; and

(2)                                  decreased by (without duplication) (A) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (A) for any previous period and not otherwise added back to EBITDA, EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein and (B) any net gains resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133.

“EMU” means the economic and monetary union as contemplated by the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common equity or Preferred Stock of the Issuer or any Parent Entity (excluding Disqualified Stock), other than:

(1)                                  public offerings with respect to the Issuer’s or any Parent Entity’s common stock registered on Form S-8;

(2)                                  issuances to any Subsidiary of the Issuer; and

(3)                                  any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Excess Cash” means, as at any date of determination, an amount equal to (a) the cash and Cash Equivalents of the Issuer and the Restricted Subsidiaries as of such date (but excluding any cash or Cash Equivalents that are (or would be) the proceeds of Secured Indebtedness for which the amount of “Excess Cash” is being calculated), less (b) the sum of the aggregate amount of Store Cash and Excluded Cash of the Issuer and the Restricted Subsidiaries as of such date; provided that, the calculation of each such amount as of any relevant date of determination shall be set forth in an Officers’ Certificate delivered to the Trustee in which the relevant Officer shall also certify that the Issuer and the Subsidiary Guarantors are in compliance with the requirements set forth in the Collateral Agreement regarding cash, including that the Issuer and the Subsidiary Guarantors have taken and are taking commercially reasonable efforts to cause the Collateral Agent (or, in the case of cash and Cash Equivalents of the Alabama Subsidiary, the Collateral Agent’s bailee pursuant to the Alabama Intercreditor Agreement) to have “control” (as defined in the UCC) over at least 90% of the cash and Cash Equivalents of the Issuer and the Subsidiaries (other than Excluded Cash and Store Cash of the Issuer and the Subsidiaries).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the notes issued in the Exchange Offer pursuant to Section 2.06(f).

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Exchange Securities” means the debt securities of the Issuer issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes exchanged therefor, in compliance with the terms of the Registration Rights Agreement.

“Excluded Assets” has the meaning set forth in the Collateral Agreement.

“Excluded Cash” has the meaning set forth in the Collateral Agreement.

“Excluded Contribution” means the net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from:

(1)                                   contributions to its common equity capital, and

(2)                                   the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 4.07(a).

“Existing Credit Agreements” means each of: (1) the Credit Agreement among CheckSmart Financial Company, CheckSmart Financial Holdings Corp., RBS Securities Corporation, Bear Stearns Corporate Lending Inc., and the other parties thereto dated as of May 1, 2006, (2) the First Lien Credit Agreement among California Check Cashing Stores, LLC, CCCS Holdings, LLC, UBS Securities LLC, UBS AG, Stamford Branch, Union Bank of California, N.A., and the other parties thereto dated September 29, 2006, and (3) the Second Lien Credit Agreement among California Check Cashing Stores, LLC, CCCS Holdings, LLC, UBS Securities LLC, UBS AG, Stamford Branch, Union Bank of California, N.A., and the other parties thereto dated September 29, 2006, in the case of each of the foregoing, as the same has been amended, restated, amended and restated, supplemented and otherwise modified prior to the Issue Date.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

“First Lien Holder” means each holder of any First Lien Obligations.

“First Lien Obligations” means all Revolving Credit Facility Obligations, Lender Hedging Obligations, Notes Obligations and Other First Lien Obligations.

“First Lien Priority” means, as to any Indebtedness or other Obligations secured by a Lien, relative to the Notes, having equal, first-lien priority on the Collateral and the representative for the holders of which has become a party to the Collateral Agreement.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than any Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid during the applicable period (with a corresponding reduction in commitments) and not replaced prior to the end of such period) or issues, redeems or repurchases Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance, redemption or repurchase of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of the Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged or amalgamated with or into the Issuer or any of the Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer and shall be made in accordance with Article 11 of Regulation S-X. In addition to pro forma adjustments made in accordance with Article 11 of Regulation S-X, pro forma calculations may also include net operating expense reductions for such period resulting from any Asset Sale or other disposition or acquisition, Investment, merger, amalgamation, consolidation or discontinued operation (as determined in accordance with GAAP) for which pro forma effect is being given that (A) have been realized or (B) are reasonably expected to be realizable within twelve months of the date of such transaction; provided that (w) any pro forma adjustments made pursuant to this sentence shall be set forth in an Officers’ Certificate delivered to the Trustee that certifies that such net operating expense reductions meet the criteria set forth in this paragraph, (x) such net operating expense reductions are reasonably identifiable and factually supportable, (y) no net operating expense reductions shall be given pro forma effect to the extent duplicative of any expenses or charges that are added back pursuant to the definition of EBITDA and (z) net operating expense reductions given pro forma effect shall not include any operating expense reductions related to the combination of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary or combined with the operations of the Issuer or any Restricted Subsidiary. Such pro forma adjustments may be incremental to (but not duplicative of) additions made to EBITDA pursuant to clause (h) of the definition thereof. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease

Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility being given pro forma effect to shall be computed based upon the average daily balance of such Indebtedness during the applicable period (but excluding any such Indebtedness that has been permanently repaid during the applicable period (with a corresponding reduction in commitments) and not replaced prior to the end of such period). Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, without duplication, the sum of:

(1)                                  Consolidated Interest Expense of such Person for such period;

(2)                                  all cash dividends or other distributions (excluding items eliminated in consolidation) (i) on any series of Preferred Stock and (ii) to finance dividends or distributions paid on any series of Designated Preferred Stock of any Parent Entity, in each case, paid during such period; and

(3)                                  all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect on the Issue Date, it being understood that, for purposes of this Indenture, all references to codified accounting standards specifically named in this Indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP. At any time after the Issue Date, the Issuer may elect, for all purposes of this Indenture, to apply IFRS accounting principles in lieu of U.S. GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect on the date of such election; provided that (1) any such election, once made, shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS, (3) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS with retroactive effect being given thereto assuming that such election had been made on the Issue Date, (4) such election shall not have the effect of rendering invalid any payment or Investment made prior to the date of such election pursuant to Section 4.07 or any incurrence of Indebtedness incurred prior to the date of such election pursuant to Section 4.09 (or any other action conditioned on the Issuer and the Restricted Subsidiaries having been able to incur $1.00 of additional Indebtedness) if such payment, Investment, incurrence or other action was valid under this Indenture on the date made, incurred or taken, as the case may be, (5) all accounting terms and references in this Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS and (6) in no event, regardless of the principles of IFRS in effect on the date of such election, shall any liabilities attributable to an operating lease be treated as Indebtedness nor shall any expenses attributable to payments made under an operating lease be treated, in whole or in part, as interest expense; provided that such payments under an operating lease shall be treated as an operating expense in computing Consolidated Net Income. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes promptly after having made such election (and in any event, within 15 days thereof). For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 2.01, 2.06(b) or 2.06(d).

“Government Securities” means securities that are:

(1)                                  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)                                  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Grantors” means the Issuer and the Subsidiary Guarantors.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Subsidiary Guarantor of the Issuer’s Obligations under this Indenture and the Notes.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“holder” means, with reference to any Indebtedness or other Obligations, any holder or lender of, or trustee or collateral agent or other authorized representative with respect to, such

Indebtedness or Obligations, and, in the case of Hedging Obligations, any counter-party to such Hedging Obligations.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Indebtedness” means, with respect to any Person, without duplication:

(1)                                  any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)                                  in respect of borrowed money;

(b)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)                                  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d)                                 representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness in any of clauses (a) through (d) above (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any Parent Entity that is non-recourse to the Issuer and all of its Restricted Subsidiaries but that appears on the consolidated balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

(2)                                  all Attributable Debt in respect of Sale and Lease-Back Transactions entered into by such Person;

(3)                                  to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) above of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(4)                                  to the extent not otherwise included, the obligations of the type referred to in clause (1) or (2) above of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business. For the avoidance of doubt, in no event shall any liabilities attributable to an operating lease be treated as Indebtedness, so long as the associated payments under such operating lease are accounted for as an operating expense in computing Consolidated Net Income.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged and that is not an Affiliate of the Issuer.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, Jefferies & Company, Inc. and Stephens Inc.

“Initial Unrestricted Subsidiary” means Latin Card Strategy, LLC, a Delaware limited liability company.

“interest” with respect to the Notes means interest with respect thereto.

“Interest Payment Date” means May 1 and November 1 of each year to stated maturity.

“Investment Grade Rating” means (1) a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB-  (or the equivalent) by S&P or (2) a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB-  (or the equivalent) by S&P and an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments, direct or indirect, by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts or loans receivable, trade credit, advances to customers, and commission, travel and similar advances to officers and employees, in each case made or arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07:

(1)                                  “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)                                  the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)                                 the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of the Issuer.

If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer (or the applicable Restricted Subsidiary) will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Issuer’s (and its Restricted Subsidiaries’) Investments in such Subsidiary that were not sold or disposed of.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, return of capital or repayment received in cash by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investor Management Agreement” means the management services agreement, dated the Issue Date, among the Issuer, CheckSmart Financial Company, California Check Cashing Stores, LLC, Diamond Castle Holdings, LLC and GGC Administration, LLC.

“Investors” means the Sponsor and Golden Gate Private Equity, Inc. and any funds, partnerships or other investment vehicles managed or directly or indirectly controlled by Golden Gate Private Equity, Inc., but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means April 29, 2011.

“Issuer” has the meaning set forth in the recitals hereto.

“Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.

“Junior Lien Indebtedness” means any Indebtedness incurred by the Issuer or any other Grantor that is secured by Liens on the Collateral having Junior Lien Priority relative to the Liens securing the Notes Obligations and the other First Lien Obligations.

“Junior Lien Priority” means, relative to specified Indebtedness or other Obligations secured by a Lien, having a junior Lien priority on specified Collateral and subject to a Junior Lien Intercreditor Agreement and, if the Alabama Revolving Credit Agreement remains outstanding, the Alabama Intercreditor Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lender Hedging Obligations” means any Hedging Obligations of the Grantors to any Person that is an agent, arranger or lender, or an Affiliate of an agent, arranger or lender, under a Credit Facility, the Obligations in respect of which are Revolving Credit Facility Obligations, at the time such Person enters into the applicable agreement giving rise to such Hedging Obligations. Lender Hedging Obligations shall be “associated” with a particular class of Revolving Credit Facility Obligations to the extent that such Lender Hedging Obligations are owing to an agent, arranger or lender, or an Affiliate of an agent, arranger or lender, under the applicable Credit Facility governing such Revolving Credit Facility Obligations, at the time such Person enters into such Lender Hedging Obligations.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded, registered, published or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of the Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of:

(1)                                  the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(2)                                  amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness that is (i) secured by a Lien on the property or assets that are the subject of such Asset Sale, that is, and is permitted to be, senior to the Lien securing the Notes or (ii) secured by a Lien on such property or assets and such property or assets do not constitute Collateral, which Indebtedness, in either case, is required (other than required by Section 4.10) to be paid as a result of such transaction; and

(3)                                  any deduction of appropriate amounts to be provided by the Issuer or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New York UCC” means the UCC as from time to time in effect in the State of New York.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Noteholder Secured Parties” means each Holder of Notes, the Trustee, the Collateral Agent and each other holder of, or obligee in respect of, any Notes Obligations.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture.  For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued.

“Notes Documents” means the Notes, the Guarantees, this Indenture, the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement.

“Notes Obligations” means all Obligations of the Grantors under the Notes, the Guarantees and this Indenture.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Circular” means the final offering circular, dated April 20, 2011, relating to the offering of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary of the Issuer or of any other Person, as the case may be.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer or on behalf of any other Person, as the case may be, one of whom must be the Officer from which such certificate is required to be delivered, or, in the event that no such Officer is specified, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or of such other Person that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion delivered to the Trustee from legal counsel that is acceptable to the Trustee in its reasonable discretion.  The counsel may be an employee of or counsel to the Issuer.

“Other First Lien Obligations” means any Indebtedness or other Obligations (other than the Notes and Designated Priority Obligations) having First Lien Priority with respect to the Collateral and that are not secured by any other assets and, in the case of Indebtedness for borrowed money, has a stated maturity that is equal to or later than the stated maturity of the Notes; provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Collateral Agreement and, if the Alabama Revolving Credit Agreement remains outstanding, the Alabama Intercreditor Agreement.

“Parent Entity” means any Person that is a direct or indirect parent of the Issuer.

“Pari Passu Payment Obligations” means the Notes Obligations and each class of Other First Lien Obligations.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the

Issuer or any of the Restricted Subsidiaries, on the one hand, and another Person, on the other hand; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.10.

“Permitted Holders” means (i) the Sponsor, (ii) members of management of the Issuer or any Parent Entity who are holders of Equity Interests of the Issuer (or any Parent Entity) on the Issue Date, (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the Persons described in the foregoing clause (i) or (ii) are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsor and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any Parent Entity or (iv) any Permitted Parent. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its controlled Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)                                  any Investment in the Issuer or any of the Restricted Subsidiaries;

(2)                                  any Investment in cash or Cash Equivalents;

(3)                                  any Investment by the Issuer or any of the Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a)                                  such Person becomes a Restricted Subsidiary; or

(b)                                 such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4)                                  any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.10 or any other disposition of assets not constituting an Asset Sale;

(5)                                  any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date to the extent described in the Offering Circular, or an Investment consisting of any extension, modification or renewal of any such Investment existing on the Issue Date or binding commitment in effect on the Issue Date to the extent described in the Offering Circular; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Indenture;

(6)                                  any Investment acquired by the Issuer or any of the Restricted Subsidiaries:

(a)                                  in exchange for any other Investment or accounts or loans receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts or loans receivable;

(b)                                 in satisfaction of judgments against other Persons; or

(c)                                  as a result of a foreclosure by the Issuer or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)                                   Hedging Obligations permitted under clause (11) of Section 4.09(b);

(8)                                   any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of $25,000,000 and 5.5% of Total Assets;

(9)                                   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any Parent Entity; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a);

(10)                             guarantees of Indebtedness permitted under Section 4.09;

(11)                             any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.11(b) (except transactions described in clauses (2), (6), (8), (10) or (15) of Section 4.11(b));

(12)                             Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13)                             additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding, not to exceed the greater of $20,000,000 and 4.0% of Total Assets;

(14)                             advances to, or guarantees of Indebtedness of, employees not in excess of $5,000,000 outstanding at any one time, in the aggregate;

(15)                             loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices;

(16)                             advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of the Restricted Subsidiaries;

(17)                             Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(18)                             Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices; and

(19)                             Investments in Unrestricted Subsidiaries having an aggregate fair market value taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding, not to exceed $10,000,000.

“Permitted Liens” means, with respect to any Person:

(1)                                  pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(2)                                  Liens imposed by law or regulation, such as landlords’, carriers’, warehousemen’s and mechanics’, materialmen’s and repairmen’s Liens, contractors’, supplier of materials, architects’, and other like Liens, in each case for sums not yet overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, in each case, so long as adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)                                  Liens for taxes, assessments or other governmental charges that are not yet overdue for a period of more than 30 days or not yet payable or that are being contested in good faith by appropriate proceedings diligently conducted, so long as adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)                                  Liens in favor of the issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances and completion guarantees, in each case issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)                                  minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, drains, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building code or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair their use in the operation of the business of such Person;

(6)                                  Liens securing Indebtedness permitted at the time of incurrence to be incurred pursuant to clause (5), (13)(b), (15) or (19) of Section 4.09(b); provided that (a) Liens securing Indebtedness permitted to be incurred pursuant to such clause (5) extend only to the assets purchased with the proceeds of such Indebtedness and the proceeds and products thereof, (b) Liens securing Indebtedness permitted to be incurred pursuant to such clause (15) only secure Indebtedness of, and extend only to the assets of, Foreign Subsidiaries and (c) Liens securing Indebtedness permitted to be incurred pursuant to such clause (19) extend only to the assets of Foreign Subsidiaries; provided, further, that to the extent any Liens cover the Collateral, this clause (6) shall be available to permit such Liens only to the extent that such Liens secure Other First Lien Obligations;

(7)                                  Liens existing on the Issue Date or pursuant to agreements in existence on the Issue Date (other than the Liens created by the Security Documents and the Republic Liens);

(8)                                  Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary that, in each case, secure an Obligation existing at the time such Person becomes a Subsidiary; provided that (x) such Liens and Obligations are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary and (y) such Liens may not extend to any other property owned by the Issuer or any of the Restricted Subsidiaries (other than (a) after-acquired property that is affixed to or incorporated into the property covered by such Lien securing such Obligation, (b) any other after-acquired property subject to such Lien securing such Obligation; provided that, in the case of clauses (a) and (b) above, the terms of such Obligation require or include a pledge of such after-acquired property (it being understood that such requirement shall not apply or be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) the proceeds and products thereof);

(9)                                  Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of the Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of the Restricted Subsidiaries;

(10)                            Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or a Subsidiary Guarantor permitted to be incurred in accordance with Section 4.09;

(11)                            Liens securing Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes); provided that with respect to Hedging Obligations relating to Indebtedness, such Indebtedness is permitted under this Indenture;

(12)                            Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)                            leases, subleases, licenses or sublicenses (including of intellectual property) granted to others in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(14)                            Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Issuer and the Restricted Subsidiaries in the ordinary course of business;

(15)                            Liens in favor of the Issuer or any Subsidiary Guarantor;

(16)                            Liens on vehicles or equipment of the Issuer or any of the Restricted Subsidiaries granted in the ordinary course of business;

(17)                            Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive modification, refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) or (9) or clauses (26) or (38) below; provided that (a) in the case of any Lien referred to in the foregoing clause (6), this clause (17) shall only apply to modifications, refinancings, refundings, extensions, renewals or replacements of Indebtedness of Foreign Subsidiaries initially incurred under clause (15) of Section 4.09(b) that are secured by assets of such Foreign Subsidiaries, (b) any such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including (i) after-acquired property that is affixed to or incorporated into the property covered by such Lien, (ii) any other after-acquired property subject to such Lien; provided that, in the case of clauses (i) and (ii) above, the terms of such Indebtedness require or include a pledge of such after-acquired property (it being understood that such requirement shall not apply or be permitted to apply to any property to which such requirement would not have applied but for such modification, refinancing, refunding, extension, renewal or replacement) and (iii) the proceeds and products thereof) and (c) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (7), (8), (9), (26) or (38) of this definition, in each case, at the time the original Lien became a Permitted Lien under this Indenture, and (y) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such modification, refinancing, refunding, extension, renewal or replacement;

(18)                            deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(19)                            Liens securing any other Obligations (which Obligations may be Other First Lien Obligations) that do not exceed $25,000,000 at any one time outstanding;

(20)                            Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) of Section 6.01(a) so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21)                            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22)                            Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and not for speculative purposes, and (c) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and that are within the general parameters customary in the banking industry;

(23)                            Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(24)                            Liens that are contractual rights of set-off or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and the Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of the Restricted Subsidiaries in the ordinary course of business;

(25)                            Liens securing Indebtedness incurred under clause (1) of Section 4.09(b); provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Collateral Agreement and, if the Alabama Revolving Credit Agreement remains outstanding, the Alabama Intercreditor Agreement;

(26)                            Liens securing the Notes and the Guarantees outstanding on the Issue Date;

(27)                            Liens securing Lender Hedging Obligations;

(28)                            any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(29)                            Liens solely on any cash earnest money deposits made by the Issuer or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to a transaction permitted under this Indenture;

(30)                            Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(31)                            Liens arising out of conditional sale, title retention, consignment or similar arrangements with vendors for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(32)                            ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Issuer or any of the Restricted Subsidiaries are located that do not in the aggregate materially impair their use in the operation of the business of the Issuer and the Restricted Subsidiaries;

(33)                            Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(34)                            the reservations, limitations, provisos and conditions expressed in any original grants of real or immoveable property that do not materially impair the use of the affected land for the purpose used or intended to be used;

(35)                            any Lien resulting from the deposit of cash or securities in connection with the performance of a bid, tender, sale or contract (excluding the borrowing of money) entered into in the ordinary course of business or deposits of cash or securities in order to secure appeal bonds or bonds required in respect of judicial proceedings;

(36)                            any Lien in favor of a lessor or licensor for rent to become due or for other obligations or acts, the payment or performance of which is required under any lease as a condition to the continuance of such lease;

(37)                            Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral;

(38)                            Liens securing any Other First Lien Obligations incurred pursuant to Section 4.09(a); provided, however, that, at the time of incurrence of such Liens securing such Other First Lien Obligations under this clause (38) and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3.25 to 1.0;

(39)                            the Republic Liens;

(40)                            Liens on the assets of Subsidiaries that are not Subsidiary Guarantors securing Indebtedness of such Subsidiaries that was permitted by this Indenture to be incurred;

(41)                            all rights of expropriation, access or use or other similar rights conferred by or reserved by any federal, state or municipal authority or agency;

(42)                            any agreements with any governmental authority or utility that do not, in the aggregate, adversely affect in any material respect the use or value of real property and improvements thereon in the good faith judgment of the Issuer;

(43)                            Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted under this Indenture to be applied against the purchase price for such Investment, and (ii) incurred in connection with an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 4.10, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien; and

(44)                            agreements to subordinate any interest of the Issuer or any Restricted Subsidiary in any accounts or loans receivable or other proceeds arising from inventory consigned by the Issuer or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business.

For purposes of determining compliance with this definition, (A) Liens need not be incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Issuer may, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Parent” means any Parent Entity formed by the Sponsor that is not formed in connection with, or in contemplation of, a transaction that, assuming such Parent Entity was not a Parent Entity, would constitute a Change of Control.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any bankruptcy proceeding, whether or not allowed or allowable in any such bankruptcy proceeding.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer’s Board in good faith.

“Qualifying Bank Instrument” has the meaning given to such term in clause (4) of the definition of “Cash Equivalents.”

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registration Rights Agreement” means the registration rights agreement dated the Issue Date among the Issuer, the Subsidiary Guarantors and the Initial Purchasers.

“Record Date” for the interest, if any, payable on any applicable Interest Payment Date means April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii).

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Republic Bank” means Republic Bank of Chicago, in its capacity as the lender to the Alabama Subsidiary under the Alabama Revolving Credit Agreement.

“Republic Liens” means Liens on the Shared Alabama Collateral securing the Republic Obligations.

“Republic Obligations” means any and all Obligations of the Alabama Subsidiary pursuant to the Alabama Revolving Credit Facility the Indebtedness in respect of which is incurred under subsection (2) of Section 4.09(b).

“Republic Obligations Payment Date” has the meaning given to “First Priority Obligations Payment Date” in the Alabama Intercreditor Agreement.

“Responsible Officer” means, when used with respect to the Trustee or Collateral Agent, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolving Administrative Agent” means the administrative agent under the Revolving Credit Agreement, which, on the Issue Date, is Credit Suisse AG.

“Revolving Credit Agreement” means the Revolving Credit Agreement, dated the Issue Date, by and among the Issuer, the other persons party thereto designated as loan parties, Credit Suisse AG, as administrative agent and issuing bank thereunder, and the other parties thereto, including any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing.

“Revolving Credit Facility Obligations” means Obligations of the Grantors in respect of revolving credit loans incurred, or letters of credit made, pursuant to a Credit Facility, the Indebtedness in respect of which is incurred pursuant to clause (1) of Section 4.09(b), which will include, for the avoidance of doubt, Obligations under the Revolving Credit Agreement and any related guarantee or security documents.

“Revolving Lender” means any lender or holder or agent or arranger of Indebtedness under the Revolving Credit Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of the Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of the Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements (including the Collateral Agreement), pledge agreements, mortgages, hypothecs, collateral assignments, deeds of trust, deeds to secure debt and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in any assets or property in favor of the Collateral Agent for the benefit of the First Lien Holders as contemplated by this Indenture.

“Shared Alabama Collateral” means that portion of the Collateral that is owned by the Alabama Subsidiary and pledged to secure the Republic Obligations.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and the Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto, or is a reasonable extension, development or expansion thereof.

“Special Dividend” means a special dividend paid in respect of the Capital Stock of the Issuer in an aggregate amount that, when taken together with the Special Options Distribution, does not exceed $125,000,000, which dividend shall be declared substantially concurrently with the consummation of the initial offering of the Notes and which dividend and shall be paid within fifteen Business Days thereof.

“Special Options Distribution” means a special distribution paid in respect of options to purchase Capital Stock of the Issuer in an aggregate amount that does not exceed the amount of such distributions described in the Offering Circular, and which distribution shall be paid within fifteen Business Days of the declaration of the Special Dividend.

“Sponsor” means Diamond Castle Holdings, LLC and any funds, partnerships or other investment vehicles managed or directly or indirectly controlled by the Sponsor, but not including, however, any portfolio companies of any of the foregoing.

“Store Cash” means, as of any date, the product of $50,000 multiplied by the number of stores owned and operated by the Issuer and its Subsidiaries as of such date.

“Subordinated Indebtedness” means, with respect to the Notes and the Guarantees,

(1)                                  any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the Notes, and

(2)                                  any Indebtedness of any Subsidiary Guarantor that is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1)                                  any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and

(2)                                  any partnership, joint venture, limited liability company or similar entity of which

(a)                                  more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)                                 such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means each Subsidiary of the Issuer that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Issuer that thereafter guarantees the Notes in accordance with the terms of the Indenture.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Total Assets” means, as of any date, the total consolidated assets of the Issuer and the Restricted Subsidiaries on a consolidated basis, as shown on the consolidated balance sheet of the Issuer and the Restricted Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of calculating “Total Assets” for purposes of testing the covenants under this Indenture in connection with any transaction, the total consolidated assets of the Issuer and the Restricted Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination but without giving effect to the transaction being tested under this Indenture.

“Transactions” means the: (1) the execution and delivery of the Revolving Credit Agreement on or prior to the Issue Date on substantially the same terms as those described in the Offering Circular; (2) the issuance of the Notes (and the execution and delivery of the Guarantees and Security Documents in connection therewith); (3) the repayment in full of any amounts outstanding under the Existing Credit Agreements; (4) the acquisition by the Issuer on the Issue Date of all of the outstanding Equity Interests of California Check Cashing Stores, LLC and CheckSmart Financial Holdings Corp. pursuant to the Acquisition Agreement on substantially the same terms as those described in the Offering Circular; (5) the payment by the Issuer of the Special Dividend; (6) the payment by the Issuer of the Special Options Distribution; (7) the execution and delivery of an amendment to the Alabama Revolving Credit Agreement on substantially the same terms as those described in the Offering Circular; and (8) the payment of fees and expenses in relation to the foregoing (including accounting, attorney and other professional fees).

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to May 1, 2015; provided, however, that if the period from such Redemption Date to May 1, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association, a national banking association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.  Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York UCC.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)                                  as of the Issue Date and for so long as the same has not been designated as a Restricted Subsidiary, the Initial Unrestricted Subsidiary;

(2)                                  any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(3)                                  any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1)                                  such designation complies with Section 4.07; and

(2)                                  each of:

(a)                                   the Subsidiary to be so designated; and

(b)                                  its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary (other than Equity Interests in the Unrestricted Subsidiary).

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1)                                  the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 4.09(a); or

(2)                                  the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries would be greater than such ratio for the Issuer and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)                                  the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)                                  the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02                                Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10
“Action”	11.09
“Additional Assets”	4.10
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur” or “incurrence”	4.09
“Legal Defeasance”	8.02

Term	Defined in Section
“Note Register”	2.03
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Purchase Date”	3.09
“Redemption Date”	3.07
“Refinancing Indebtedness”	4.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Reversion Date”	4.16
“Security Document Order”	11.09
“Subject Lien”	4.12
“Successor Company”	5.01
“Successor Subsidiary Guarantor”	5.01
“Suspended Covenants”	4.16
“Suspension Period”	4.16

Section 1.03                                Rules of Construction.

Unless the context otherwise requires:

(a)                                  a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  “will” shall be interpreted to express a command;

(f)                                    provisions apply to successive events and transactions;

(g)                                 references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)                                 unless the context otherwise requires, any reference to an “Article”, “Section”, “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture;

(i)                                     the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(j)                                     “including” means “including, without limitation”;

(k)                                  any reference to the Junior Lien Intercreditor Agreement made herein shall, unless the context requires otherwise, refer to the Junior Lien Intercreditor Agreement entered into pursuant to Section 11.09(m) to the extent the same is then in effect;

(l)                                     any reference to the Alabama Intercreditor Agreement made herein shall, unless the context requires otherwise, apply only to the extent the Alabama Revolving Credit Agreement remains outstanding;

(m)                               all references herein, in any context, to any interest payable on or with respect to the Notes shall be deemed to include Additional Interest (if any) payable pursuant to the Registration Rights Agreement.

Section 1.04                                Acts of Holders.

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.04.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  The Issuer may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders.  Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)                                    Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)                                 Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through its standing instructions and customary practices.

(h)                                 The Issuer may fix a record date for the purpose of determining the Persons that are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders.  If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.05                                Incorporation by Reference of the Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

ARTICLE 2

THE NOTES

Section 2.01                                Form and Dating; Terms.

(a)                                  General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A.  The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)                                 Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)                                  Temporary Global Notes.  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  The Restricted Period shall be terminated upon the receipt by the Trustee of:

(i)                 a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b)); and

(ii)              an Officers’ Certificate from the Issuer.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)                                 Terms.  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.10 or a Change of Control Offer as provided in Section 4.14.  The Notes shall not be redeemable, other than as provided in Article 3.

(e)                                  Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary

Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02                                Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes.  In addition, at any time, from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

The Trustee shall have the right to decline to authenticate and deliver any Notes if (a) the Trustee, being advised by counsel, determines, in its reasonable discretion, that such action may not be taken lawfully, or (b) the Trustee in good faith by its Board or trustees, executive committee or a trust committee of directors and/or Responsible Officers shall determine, in its reasonable discretion, that such action would expose the Trustee to personal liability to Holders of any then outstanding Notes.

Section 2.03                                Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and all presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.  The Issuer or any of the Issuer’s Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04                                Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) shall have no further liability for the money.  If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05                                Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA, Section 312(a).  If the Trustee is not the Registrar or to the extent otherwise required by the TIA, the Issuer shall furnish to the Trustee at least ten days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06                                Transfer and Exchange.

(a)                                  Transfer and Exchange of Global Notes.  Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary.  A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days, or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes.  Upon the occurrence of any of the preceding events in subclause (i) or (ii), Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in subclause (i) or (ii) above and pursuant to Section 2.06(c).  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)              All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B) (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(iii)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A)                              if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; or

(B)                                if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii), and:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Issuer;

(B)                                such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement and such Broker-Dealer complies with the terms of the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(z)                                   if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(b)(iv)(D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                 Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B)                                if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(C)                                if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;

(E)                                 if such beneficial interest is being transferred to the Issuer or any of the Restricted Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or

(F)                                 if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)              Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to

(A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a), and:

(A)                              such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Issuer;

(B)                                such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement and such Broker-Dealer complies with the terms of the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(z)                                   if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(iii)(D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                 Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B)                                if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(C)                                if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(a) thereof;

(E)                                 if such Restricted Definitive Note is being transferred to the Issuer or any of the Restricted Subsidiaries, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(b) thereof; or

(F)                                 if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii)              Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if:

(A)                              such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Issuer;

(B)                                any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement and such Broker-Dealer complies with the terms of the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the Holder of such Restrictive Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(z)                                   if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(ii)(D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

(iii)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Note.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)                 Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                              if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B, including the certifications in item (1) thereof;

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; or

(C)                                if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications required by item (3) thereof, if applicable.

(ii)              Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                              such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Issuer;

(B)                                any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement and such Broker-Dealer complies with the terms of the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(z)                                   if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                    Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance in an Exchange Offer by Persons that make the certifications required by the eleventh paragraph of Section 1 of the Registration Rights Agreement, and accepted for exchange in an Exchange Offer and (ii) subject to Section 2.06(a) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in an Exchange Offer by Persons that make the certifications in the applicable Letters of Transmittal required by the Registration Rights Agreement, and accepted for exchange in an Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amounts.

(g)                                 Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)                 Private Placement Legend.

(A)                              (1)  Except as permitted by subparagraph (B) below, in the case of any Notes offered in reliance on Rule 144A, each 144A Global Note and each Definitive Note issued in exchange for a beneficial interest in a Rule 144A Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(2)             Except as permitted by subparagraph (B) below, in the case of any Notes offered in reliance on Regulation S, each Regulation S Global Note and each Definitive Note issued in exchange for a beneficial interest in a Regulation S Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.  TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES

ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(B)                                Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)              Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)           Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(i)                 To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii)              No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.04).

(iii)           Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)             The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)       Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of like tenor, in any authorized denomination or denominations of a like aggregate principal amount.

(viii)    At the option of the Holder, Notes may be exchanged for other Notes of like tenor, in any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at the office or agency of the Issuer designated pursuant to Section 4.02.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes to which the Holder making the exchange is entitled in accordance with the provisions of Section 2.02.

(ix)            All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(x)               Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

(xi)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07                                Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note of like tenor if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                                Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09                                Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10                                Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11                                Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all cancelled Notes shall be delivered to the Issuer.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                                Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements as are satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  The Trustee shall promptly notify the Issuer of such special record date.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13                                CUSIP Numbers.

The Issuer in issuing the Notes may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will as promptly as practicable notify the Trustee of any change in the CUSIP numbers.

Section 2.14                                Global Notes.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.15                                Issuance of Additional Notes.

After the Issue Date, the Issuer shall be entitled, subject to its compliance with Sections 4.09 and 4.12, to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance and issue price.  All Notes shall be equally and ratably entitled to the benefits of this Indenture.  With respect to any Additional Notes, the Issuer shall set forth in a resolution of the Board of the Issuer and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a)                                   the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b)                                  the issue price, the issue date and the CUSIP number of such Additional Notes; provided that only those Additional Notes that are part of the “same issue” as all other Notes issued under this Indenture, as defined under Treasury Regulation Section 1.1275-1(f), or issued in a “qualified reopening” under Treasury Regulation Section 1.1275-2(k) will be issued with the same CUSIP number as the other Notes issued under this Indenture.

In authenticating such Additional Notes, and accepting the additional responsibilities under this Indenture in relation to such Additional Notes, the Trustee shall receive, and, subject to Section 7.01, shall be fully protected in relying upon:

(i)                 an executed supplemental indenture, if any;

(ii)              an Officers’ Certificate;

(iii)           Opinion of Counsel delivered in accordance with Section 13.02; and

(iv)          such other documents as it may reasonably require.

ARTICLE 3

REDEMPTION

Section 3.01                                Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days (or such shorter time period as the Trustee may agree) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

Section 3.02                                Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (ii) on a pro rata basis to the extent practicable or (iii) by lot or such other similar method in accordance with the procedures of the Depositary.  In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03                                Notice of Redemption.

Subject to Section 3.09, the Issuer shall deliver electronically or mail or cause to be mailed by first-class mail, postage prepaid, notices of redemption at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12.  Except as set forth in Section 3.07, notices of redemption may not be conditional.

The notice shall identify the Notes to be redeemed and shall state:

(a)                                  the redemption date;

(b)                                 the redemption price if then ascertainable, and otherwise the appropriate method for calculation of the redemption price, in which case the actual redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two (2) Business Days prior to the Redemption Date unless clause (2) of the definition of “Applicable Premium” is applicable, in which case such Officers’ Certificate should be delivered on the Redemption Date;

(c)                                  if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)                                    whether such redemption is conditioned on the happening of a future event;

(g)                                 that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(h)                                 the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(i)                                     that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

Notes called for redemption become due on the date fixed for redemption unless such redemption is conditioned on the happening of a future event. At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least five Business Days (or such shorter period as the Trustee may agree) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04                                Effect of Notice of Redemption.

Once notice of redemption is delivered or mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date, unless such redemption is conditioned on the happening of a future event, at the applicable redemption price.  The notice, if delivered or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05, on and after the redemption date interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05                                Deposit of Redemption or Purchase Price.

Prior to noon (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date and not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06                                Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07                                Optional Redemption.

(a)                                  At any time prior to May 1, 2015, the Issuer may redeem all or a part of the Notes, upon notice as described under Section 3.03, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(b)                                 On and after May 1, 2015, the Issuer may redeem the Notes, in whole or in part, upon notice as described under Section 3.03, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the 12-month period beginning on May 1 of each of the years indicated below:

Year	Percentage
2015	105.375%
2016	102.688%
2017 and thereafter	100.000%

(c)                                  Until May 1, 2014, the Issuer may, at its option, upon notice as described under Section 3.03, on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price equal to 110.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that (a) at least $165 million in aggregate principal amount of Notes issued under this Indenture (including any Exchange Notes issued in exchange therefor) remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

(d)                                 During each 12-month period, commencing with the 12-month period from the Issue Date to May 1, 2012, to and including the 12-month period from May 1, 2014 to May 1, 2015, the Issuer will be entitled to redeem up to 10% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued interest thereon, if any, to, but excluding, the Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided that at least $165 million in aggregate principal amount of Notes issued under this Indenture (including any Exchange Notes issued in exchange therefor) remains outstanding immediately after the occurrence of each such redemption.

(e)                                  Notice of any redemption upon any Equity Offering or other securities offering or financing, or in connection with a transaction (or series of related transactions) that constitutes a Change of Control may, at the Issuer’s discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering, securities offering, financing or Change of Control.

(f)                                    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08                                Mandatory Redemption.

The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09                                Offers to Repurchase by Application of Excess Proceeds.

(a)                                  In the event that, pursuant to Section 4.10, the Issuer shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

(b)                                 The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if required, Other First Lien Obligations (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Other First Lien Obligations tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c)                                  If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d)                                 Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The Asset Sale Offer shall be made to all Holders and holders of Other First Lien Obligations.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i)                 that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Asset Sale Offer shall remain open;

(ii)              the Offer Amount, the purchase price and the Purchase Date;

(iii)           that any Note not tendered and accepted for payment shall continue to accrue interest;

(iv)          that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

(v)             that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in amounts of $2,000 or whole multiples of $1,000 in excess thereof only;

(vi)          that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii)       that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii)    that, if the aggregate principal amount of Notes and Other First Lien Obligations surrendered by the holders thereof exceeds the Offer Amount, the Issuer shall select the Notes and such Other First Lien Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other First Lien Obligations tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased); and

(ix)            that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e)                                  On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f)                                    The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer shall publicly announce the results of any Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

ARTICLE 4

COVENANTS

Section 4.01                                Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary of the Issuer, holds as of noon (New York City time) on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02                                Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for payment or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03                                Reports and Other Information.

(a)                                   (i)  Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the SEC and provide the Trustee and Holders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided within the time periods specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports.

(ii)  If at any time the Issuer is not subject to the periodic reporting requirements of the Exchange Act, the Issuer shall nevertheless file the reports specified in subclause (i) above with the SEC within the time periods required unless the SEC will not accept such a filing. The availability of the reports required by this Section 4.03(a) on the SEC’s EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer’s delivery obligations to the Trustee and the Holders. The Issuer shall not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Issuer shall post the specified reports on its public website within the time periods that would apply if the Issuer were required to file those reports with the SEC.

(b)                                 Notwithstanding the requirements of clause (a) of this Section 4.03, the Issuer shall not be obligated to file the annual and quarterly reports required by clause (a) of this Section 4.03 with the SEC prior to the filing of any registration statement pursuant to the Registration Rights Agreement, and pending which the Issuer shall post the following information on its public website:

(i)                 (A) within 90 days of the end of each fiscal year, annual audited financial statements of the Issuer and its Subsidiaries for such fiscal year and (B) commencing with the fiscal quarter ended March 31, 2011, within 60 days of the end of such fiscal quarter and, thereafter, within 45 days of the end of each of the first three fiscal quarters of every fiscal year, unaudited financial statements of the Issuer and its Subsidiaries for the interim period as of, and for the period ending on, the end of such fiscal quarter prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 116 (or any successor statement), in each case, including, with respect to the periods presented, applicable comparable prior periods and pro forma information, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a presentation of EBITDA and Adjusted EBITDA of the Issuer and the Restricted Subsidiaries and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants (all of the foregoing information to be prepared on a basis substantially consistent with, and with the same level of detail as, the corresponding information included in the Offering Circular or, at the option of the Issuer, the then applicable SEC requirements); provided that, for the fiscal quarter ended March 31, 2011, the Issuer shall only be required to provide separate interim financial statements (with applicable comparable prior periods) for CheckSmart Financial Holdings Corp. (and its consolidated subsidiaries), together with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the interim financial information contained in such financial statements, prepared on a basis substantially consistent with, and with the same level of detail as, the corresponding information included in the Offering Circular or, at the option of the Issuer, the then applicable SEC requirements; and

(ii)              prior to the filing of the any registration statement pursuant to the Registration Rights Agreement, in no event shall the reports required by clause (b) of this Section 4.03 be required to contain separate financial statements for Subsidiary Guarantors or Subsidiaries the shares of which are pledged to secure the Notes or any Guarantee that would be required under Section 3-10 or Section 3-16 of Regulation S-X, respectively, promulgated by the SEC.

(c)                                  At any time that any of the Issuer’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by clauses (a) and (b) of this Section 4.03 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, such discussion to be on a basis substantially consistent with, and with the same level of detail as, the corresponding information included in the Offering Circular, of the financial condition and results of operations of the Issuer and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

(d)                                 The requirement to provide the information required by clause (a) of this Section 4.03 shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement by filing with the SEC, prior to the time the information required by clause (a) of this Section 4.03 would otherwise be required to be filed, of a registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X under the Securities Act.

(e)                                  So long as any Notes are outstanding, the Issuer shall also:

(i)                 as promptly as reasonably practicable after filing with the SEC or posting the annual and quarterly reports required by clause (a) or (b) of this Section 4.03, hold a conference call to discuss such reports and the results of operations for the relevant reporting period; and

(ii)              issue a press release to the appropriate nationally recognized wire services prior to the date of the conference call required to be held in accordance with subparagraph (e)(i) of this Section 4.03, announcing the time and date of such conference call and either including all information necessary to access the call or informing Holders, beneficial owners, prospective investors, market makers affiliated with the Initial Purchaser and securities analysts how they can obtain such information.

(f)                                    In addition, at any time when the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall furnish to the Holders and to prospective investors, upon the requests of such Holders or prospective investors, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as the Notes are not freely transferable under the Securities Act.

Section 4.04                                Compliance Certificate.

(a)                                  The Issuer and each Subsidiary Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge).  To the extent required by the TIA, each Subsidiary Guarantor shall comply with TIA § 314(a)(4). The individual signing any certificate given by any Person pursuant to this Section 4.04 shall be the principal executive, financial or accounting officer of such Person, in compliance with TIA § 314(a)(4)

(b)                                 When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary of the Issuer

gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than five Business Days upon any Officer first becoming aware of such Default) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers’ Certificate specifying such event.

Section 4.05                                Taxes.

The Issuer shall pay, and shall cause each of the Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06                                Stay, Extension and Usury Laws.

The Issuer and each of the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                                Limitation on Restricted Payments.

(a)                                  The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

(I)                                    declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of the Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger, consolidation or amalgamation, other than:

(A)                              dividends, payments or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(B)                                dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary of the Issuer, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II)                                purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent Entity, including in connection with any merger, consolidation or amalgamation;

(III)                            make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value or give any irrevocable notice of redemption with respect to, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor, other than:

(A)                              Indebtedness permitted to be incurred under clause (8) or (9) of Section 4.09(b);

(B)                                the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(C)                                the giving of an irrevocable notice of redemption with respect to transactions described in clause (2) or (3) of Section 4.07(b); or

(IV)                            make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) (other than any exception thereto) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)                                  no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)                                  immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under Section 4.09(a); and

(3)                                  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (including Restricted Payments made pursuant to clause (1), (4), (8) or (11) of Section 4.07(b), but excluding all other Restricted Payments made pursuant to Section 4.07(b)), is less than the sum of (without duplication):

(a)                                  50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing prior to the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b)                                 100% of the aggregate cash proceeds and the fair market value of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than cash proceeds to the extent such cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (13)(a) of Section 4.09(b) or (ii) have been used to make Restricted Payments pursuant to clause (2) of Section 4.07(b)) from the issue or sale of:

(i)                                     (A)  Equity Interests of the Issuer, excluding cash proceeds and the marketable securities or other property received from the sale of:

(x)                                   Equity Interests to any future, current or former employee, director or consultant of the Issuer, any Parent Entity or any of the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b); and

(y)                                 Designated Preferred Stock, and

(B)                              Equity Interests of Parent Entities, to the extent such cash proceeds are actually contributed to the Issuer (excluding contributions of the proceeds from the sale of Designated Preferred Stock of Parent Entities or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b)); or

(ii)                                  debt securities of the Issuer that have been subsequently converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c)                                  100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than cash proceeds, marketable securities or other property to the extent such cash proceeds, marketable securities or other property (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (13)(a) of Section 4.09(b), (ii) have been used to make Restricted Payments pursuant to clause (2) of Section 4.07(b), (iii) are contributed by a Restricted Subsidiary or (iv) constitute Excluded Contributions); plus

(d)                                 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of:

(i)                                     the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, that constitute Restricted Investments made by the Issuer or the Restricted Subsidiaries, in each case, after the Issue Date;

(ii)                                  the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary after the Issue Date (other than to the extent any Investments made in such Unrestricted Subsidiary constituted Permitted Investments); or

(iii)                               a distribution or a dividend from an Unrestricted Subsidiary after the Issue Date (only to the extent such distribution or dividend is not already included in the calculation of Consolidated Net Income); plus

(e)                                  in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date (other than to the extent any Investments made in such Unrestricted Subsidiary constituted Permitted Investments), the fair market value, as determined by the Board of the Issuer in good faith, of the Investment in such Unrestricted Subsidiary (if such fair market value exceeds $35,000,000, the fair market value thereof shall be as determined (and confirmed in writing) by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary.

(b)                                 The foregoing provisions of Section 4.07(a) shall not prohibit:

(1)                                  the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Indenture;

(2)                                  the redemption, repurchase, retirement or other acquisition of any Equity Interests or Subordinated Indebtedness of the Issuer in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Issuer or a Restricted Subsidiary) of, Equity Interests of the Issuer or contributions to the equity capital of the Issuer (other than Excluded Contributions) (in each case, other than any Disqualified Stock or, except in the case of a redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness, Preferred Stock); provided that the amount of any such proceeds that are utilized for any such Restricted Payment are excluded from clause (3)(b) of Section 4.07(a);

(3)                                  the redemption, defeasance, repurchase or other acquisition or retirement of (i) Subordinated Indebtedness of the Issuer or a Subsidiary Guarantor made in exchange for, or out of the proceeds of a sale made within 45 days of, new Indebtedness of the Issuer or a Subsidiary Guarantor, as the case may be, or (ii) Disqualified Stock of the Issuer or a Subsidiary Guarantor made in exchange for, or out of the proceeds of a sale made within 45 days of, Disqualified Stock of the Issuer or a Subsidiary Guarantor, that, in each case, is incurred in compliance with Section 4.09, so long as:

(a)                                  the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b)                                 such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, defeased, exchanged, redeemed, repurchased, acquired or retired for value;

(c)                                  such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so purchased, defeased, redeemed, repurchased, exchanged, acquired or retired; and

(d)                                 such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted

Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so purchased, defeased, redeemed, repurchased, exchanged, acquired or retired;

(4)                                  a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent Entity held by any future, present or former employee, director or consultant of the Issuer or any of its Subsidiaries or any Parent Entity pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $7,500,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $15,000,000 in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)                                  the cash proceeds from the sale of Equity Interests (other than Disqualified Stock and Preferred Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any Parent Entity, in each case to any future, present or former employees, directors or consultants of the Issuer, any of its Subsidiaries or any Parent Entity that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement or other acquisition or retirement for value will not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a); plus

(b)                                 the cash proceeds of key man life insurance policies received by the Issuer or the Restricted Subsidiaries after the Issue Date; less

(c)                                  the amount of any Restricted Payments previously made with the cash proceeds described in clause (a) or (b) of this clause (4);

(5)                                  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of the Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary, in each case issued in accordance with Section 4.09, provided that all such dividends are included in the calculation of “Fixed Charges”;

(6)                                  the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock issued by the Issuer or any of the Restricted Subsidiaries after the Issue Date and the declaration and payment of dividends to a Parent Entity, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of such Parent Entity issued after the Issue Date; provided that (x) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of related dividends) on a pro forma basis, the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and the Restricted Subsidiaries would have been at least 2.00 to 1.00 and (y) the amount of dividends paid pursuant to this clause (6) shall not exceed the aggregate amount of cash actually received by the Issuer or the Restricted

Subsidiaries from the sale of such Designated Preferred Stock; and provided further that all such dividends are included in the calculation of “Fixed Charges”;

(7)                                  payments made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8)                                  the declaration and payment of dividends on the Issuer’s common equity (or the payment of dividends to any Parent Entity to fund a payment of dividends on such Parent Entity’s common equity), following consummation of the first public offering of the Issuer’s common equity or the common equity of such Parent Entity after the Issue Date, of up to 6% per annum on the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common equity registered on Form S-8 and other than any public sale, the proceeds of which constitute an Excluded Contribution;

(9)                                  Restricted Payments in an amount equal to the unused amount of Excluded Contributions previously received;

(10)                            [intentionally omitted].

(11)                            the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to those described under Section 4.10 and Section 4.14; provided that (x) prior to such repurchase, redemption, defeasance or other acquisition or retirement for value, the Issuer (or a third Person permitted by this Indenture) has made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes as a result of such Change of Control or Asset Sale, as the case may be, and (y) all Notes tendered by Holders in connection with the relevant Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(12)                            the declaration and payment of dividends by the Issuer to, or the making of loans to, any Parent Entity in amounts required for any Parent Entity to pay, in each case without duplication,

(a)                                  franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b)                                 foreign, federal, state and local income and similar taxes, to the extent such income taxes are attributable to the income, revenue, receipts, capital or margin of the Issuer and the Restricted Subsidiaries and, to the extent of the amount actually received from the Issuer’s Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any calendar year does not exceed the amount that the Issuer and its Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such calendar year were the Issuer, the Restricted Subsidiaries and the Issuer’s Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such Parent Entity;

(c)                                  (i) customary salary, bonus and other benefits payable to officers, employees and directors of any Parent Entity and (ii) general corporate operating (including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any Parent Entity, in each case, to the extent such salary, bonus, other benefits, costs and expenses are attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries, including the Issuer’s proportionate share of such amounts relating to such Parent Entity being a public company;

(d)                                 fees and expenses (other than to Affiliates of the Issuer) related to any unsuccessful equity or debt offering of such Parent Entity;

(e)                                  cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of any Parent Entity; and

(f)                                    amounts that would be permitted to be paid by the Issuer under clause (3), (4), (5), (8) or (11) of Section 4.11(b); provided that the amount of any dividend or distribution under this clause (12)(f) to permit any such payment shall reduce Consolidated Net Income of the Issuer to the extent, if any, that such payment would have reduced Consolidated Net Income of the Issuer if such payment had been made directly by the Issuer and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (12)(f) and such payment would have been added back to (or would have been deducted from) EBITDA if such payment had been made directly by the Issuer, in each case, in the period such payment is made;

(13)                            the repurchase, redemption, or other acquisition for value of Equity Interests of the Issuer deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer, in each case, permitted under this Indenture;

(14)                            the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

(15)                            Restricted Payments by the Issuer to any Parent Entity to finance Investments that would otherwise be permitted to be made pursuant to this Section 4.07 if made by the Issuer; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such Parent Entity shall, immediately following the closing thereof, cause (i) all property acquired (whether Equity Interests or other assets) to be contributed to the capital of the Issuer or one of the Restricted Subsidiaries (and which contribution is not an Excluded Contribution) or (ii) the merger or amalgamation of the Person formed or acquired into the Issuer or one of the Restricted Subsidiaries (to the extent not prohibited by Section 5.01) in order to consummate such Investment, (C) such Parent Entity and its Affiliates (other than the Issuer or a Restricted Subsidiary) receive no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this

Indenture, (D) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (3) of Section 4.07(a) or any other provision of this Section 4.07(b) and (E) such Investment shall have been permitted by and shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this Section 4.07 (other than pursuant to clause (10) of this Section 4.07(b)) or pursuant to the definition of “Permitted Investments” pursuant to which the Issuer would have been entitled to have made such Investment if made by the Issuer; and

(16)                            the Special Dividend and the Special Options Distribution;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (15) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this covenant, in the event that a payment or other action meets the criteria of more than one of the exceptions described in clauses (1) through (16) above, or is permitted to be made pursuant to the first paragraph of this covenant (including by virtue of qualifying as a Permitted Investment), the Issuer will be permitted to classify such payment or other action on the date of its occurrence in any manner that complies with this covenant. Payments or other actions permitted by this covenant need not be permitted solely by reference to one provision permitting such payment or other action but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such payment or other action (including pursuant to any section of the definition of “Permitted Investment”).

(c)                                  The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary”.  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment”.  Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 4.07(a) or under clause (9) of Section 4.07(b), or pursuant to the definition of “Permitted Investments”, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.08                                Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                  The Issuer shall not, and shall not permit any of the Restricted Subsidiaries that are not Subsidiary Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)                                  (A) pay dividends or make any other distributions to the Issuer or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(B) pay any Indebtedness owed to the Issuer or any of the Restricted Subsidiaries;

(2)                                  make loans or advances to the Issuer or any of the Restricted Subsidiaries; or

(3)                                  sell, lease or transfer any of its properties or assets to the Issuer or any of the Restricted Subsidiaries.

(b)                                 The restrictions in Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(1)                                  contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Alabama Revolving Credit Agreement, the Revolving Credit Agreement and the related documentation and related Hedging Obligations;

(2)                                  this Indenture, the Notes, the Exchange Notes and Guarantees thereof;

(3)                                  purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature described in clause (3) of Section 4.08(a), in each case, only with respect to the property so acquired;

(4)                                  applicable law or any applicable rule, regulation or order;

(5)                                  any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into the Issuer or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof); provided that such encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(6)                                  contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, pending the sale of such assets;

(7)                                  Secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.09 and Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)                                  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)                                  customary provisions in joint venture agreements or arrangements and other similar agreements relating solely to such joint venture;

(10)                            customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case entered into in the ordinary course of business to the extent such obligations impose restrictions of the nature described in clause (3) of this Section 4.08(b) on the property subject to such lease, sub-lease, license, sub-license or other similar agreement;

(11)                            restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of the Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(12)                            any encumbrance or restriction with respect to a Restricted Subsidiary that was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Issuer or any other Restricted Subsidiary other than the assets and property of such Subsidiary;

(13)                            other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries that are not Subsidiary Guarantors that is permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09;

(14)                            other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09; provided that, in the good faith judgment of the Issuer, the encumbrances and restrictions contained therein will not materially impair the Issuer’s ability to make payments under the Notes when due; and

(15)                            any encumbrances or restrictions of the type referred to in clause (1), (2) or (3) of Section 4.08(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in any of clauses (1) through (14) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (i) are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, and (ii) in the case of the Alabama Revolving Credit Agreement, do not affect the ability of the Alabama Subsidiary to comply with Section 4.19.

Section 4.09                                Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)                                  The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” and collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness) and the Issuer shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any of the Subsidiary Guarantors may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and the

Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)                                 The provisions of Section 4.09(a) shall not apply to:

(1)                                  the incurrence of Indebtedness under Credit Facilities by the Issuer or any of the Restricted Subsidiaries and the issuance or creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount outstanding at any one time not to exceed $40,000,000; provided that, to the extent that less than $7,000,000 in aggregate principal amount of Indebtedness is outstanding pursuant to clause (2) below, such $40,000,000 amount may be increased by an amount equal to the positive difference, if any, of $7,000,000 less the aggregate principal amount of Indebtedness outstanding pursuant to clause (2) below;

(2)                                  the incurrence of Indebtedness under the Alabama Revolving Credit Agreement by the Alabama Subsidiary, up to an aggregate principal amount outstanding at any one time not to exceed $7,000,000; provided that, to the extent any Indebtedness in aggregate principal amount in excess of $40,000,000 has been incurred pursuant to the proviso in clause (1) above and is outstanding, such $7,000,000 amount in this clause (2) shall be reduced by such excess amount;

(3)                                  the incurrence by the Issuer and any Subsidiary Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes, but including any Exchange Notes and Guarantees thereof);

(4)                                  Indebtedness of the Issuer and the Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.09(b));

(5)                                  Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of the Restricted Subsidiaries to finance the purchase, lease, construction, installation or improvement of property (real or personal), equipment or other asset that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, and Indebtedness, Disqualified Stock and Preferred Stock incurred or issued to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under this clause (5); provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued pursuant to this clause (5), when aggregated with the outstanding amount of Indebtedness, Disqualified Stock and Preferred Stock incurred or issued to refund, refinance, replace, renew, extend or defease Indebtedness, Disqualified Stock or Preferred Stock initially incurred or issued in reliance on this clause (5), does not exceed the greater of $10,000,000  and 2.0% of Total Assets;

(6)                                  Indebtedness incurred by the Issuer or any of the Restricted Subsidiaries constituting reimbursement obligations with respect to bankers’ acceptances, bank guarantees, letters of credit, warehouse receipts or similar facilities entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, in each case (other than in the case of performance or surety bonds incurred to satisfy a regulatory requirement) incurred in the ordinary course of business; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(7)                                  Indebtedness arising from agreements of the Issuer or the Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

(8)                                  Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9)                                  Indebtedness of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness shall be expressly subordinated in right of payment to the Guarantee of the Notes of such Subsidiary Guarantor, as the case may be; provided, further, that any subsequent transfer of any Capital Stock or any other event that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (9);

(10)                            shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of

Preferred Stock (except to the Issuer or another of the Restricted Subsidiaries or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (10);

(11)                            Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this Section 4.09, exchange rate risk or commodity pricing risk;

(12)                            obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, incurred in the ordinary course of business;

(13)                            (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions, proceeds of Disqualified Stock or Designated Preferred Stock and sales of Equity Interests to any Subsidiary of the Issuer) as determined in accordance with clause (3)(b) or (3)(c) of Section 4.07(a) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.07(b) or to make Permitted Investments (other than Permitted Investments specified in clause (1), (2) or (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued pursuant to this clause (13)(b), does not exceed $35,000,000 (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued pursuant to this clause (13)(b) shall cease to be deemed incurred or issued for purposes of this clause (13)(b) but shall be deemed incurred pursuant to Section 4.09(a) from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.09(a) without reliance on this clause (13)(b); provided that, in the case of any such Indebtedness that is secured by a Lien, the foregoing reclassification shall only be effective if and to the extent that the Issuer and the Restricted Subsidiaries would be able to incur (and as a result of such reclassification are deemed to have incurred) such Lien pursuant to clause (19) or (38) of the definition of “Permitted Lien”);

(14)                            the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or the issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock or Preferred Stock that serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under Section 4.09(a) or clause (3), (4), (13)(a) or (15) of this Section 4.09(b) or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund, refinance, replace, renew, extend or defease such Indebtedness, Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees and accrued and unpaid interest in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)                              has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased,

(B)                                to the extent such Refinancing Indebtedness, refunds, refinances, replaces, renews, extends or defeases (i) Indebtedness subordinated or pari passu (without giving effect to security interests) to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu (without giving effect to security interests) to the same extent as the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(C)                                shall not include:

(i)                                     Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor or the Issuer that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii)                                  Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor or the Issuer that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii)                               Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(15)                            Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into, amalgamated with or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving pro forma effect to such acquisition, amalgamation, merger or consolidation, either

(A)                              the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a), or

(B)                                the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition, amalgamation, merger or consolidation;

(16)                            cash management obligations and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, endorsements of instruments for deposit, overdraft protections and similar arrangements, in each case incurred in the ordinary course of business;

(17)                            Indebtedness of the Issuer or any of the Restricted Subsidiaries supported by a letter of credit issued pursuant to a Credit Facility incurred pursuant to clause (1) of this Section 4.09(b), in a principal amount not in excess of the stated amount of such letter of credit and only so long as such letter of credit remains outstanding;

(18)                            any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the incurrence of such guaranteed Indebtedness is permitted under the terms of this Indenture and, in the case of any such guarantee by a Restricted Subsidiary, such Restricted Subsidiary is in compliance with Section 4.15;

(19)                            Indebtedness of Foreign Subsidiaries of the Issuer not to exceed at any one time outstanding, and together with any other Indebtedness incurred under this clause (19), the greater of $35,000,000 and 7.0% of Total Assets;

(20)                            Indebtedness of the Issuer or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(21)                            Indebtedness of the Issuer or any of the Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;

(22)                            Indebtedness consisting of Indebtedness issued by the Issuer or any of the Restricted Subsidiaries to future, current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any Parent Entity to the extent described in clause (4) of Section 4.07(b); and

(23)                            any obligation, or guaranty of any obligation, of the Issuer or any Restricted Subsidiary to reimburse or indemnify a Person extending credit to customers of the Issuer or a Restricted Subsidiary incurred in the ordinary course of business as part of a Similar Business for all or any portion of the amounts payable by such customers to the Person extending such credit.

Notwithstanding the foregoing, Restricted Subsidiaries that are not Subsidiary Guarantors shall not be permitted to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (5), (13)(b) or (19) of this Section 4.09(b) if, after giving effect to such incurrence or issuance, the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors outstanding pursuant to such clauses, together with the aggregate liquidation preference of Disqualified Stock and Preferred Stock issued by Restricted Subsidiaries that are not Subsidiary Guarantors outstanding pursuant to such clauses, would exceed the greater of $55,000,000 and 11.0% of Total Assets.

(c)                                  For purposes of determining compliance with this Section 4.09:

(1)                                  in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (22) of Section 4.09(b) or is entitled to be incurred pursuant to Section 4.09(a), the Issuer, in its sole discretion, shall classify, and may later reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.09; provided that (x) all Indebtedness outstanding under the Revolving Credit Agreement shall be treated as incurred under clause (1) of Section 4.09(b), (y) all Indebtedness outstanding under the Alabama Revolving Credit Agreement shall be treated as incurred under clause (2) of Section 4.09(b) and (z) the Issuer shall not be permitted to reclassify all or any portion of any Indebtedness incurred under clause (1) or (2) of Section 4.09(b); and

(2)                                  at the time of incurrence, the Issuer shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.09(a) and 4.09(b).

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.09.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of accrued interest, fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Notwithstanding anything to the contrary, the Issuer shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be.

For the purposes of this Indenture, (1) Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured and (2) Indebtedness is not deemed to be subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 4.10                                Asset Sales.

(I)                                   (a)  The Issuer shall not, and shall not permit any Restricted Subsidiary to, consummate, directly or indirectly, an Asset Sale, unless:

(1)                                  the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of;

(2)                                  except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)                                  without limitation of the provisions described in Section 4.17, to the extent that any consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale (including, for avoidance of doubt, any Designated Non-cash Consideration and any assets received in a Permitted Asset Swap) consists of assets of the type that would constitute Collateral, such assets, including the assets of any Person that becomes a Subsidiary Guarantor as a result of such transaction, are as soon as reasonably practicable (and in any event within 90 days) after their acquisition added to the Collateral.

(b)                                 Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1)                                  to permanently reduce any Revolving Credit Facility Obligations, and to correspondingly reduce any outstanding commitments with respect thereto;

(2)                                  to make one or more offers to the Holders of the Notes (and, at the option of the Issuer, the holders of Other First Lien Obligations) to purchase Notes (and reduce such Other First Lien Obligations) pursuant to Section 3.09 (each, an “Asset Sale Offer”); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (2), the Issuer or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further that if the Issuer or such Restricted Subsidiary shall so reduce any Other First Lien Obligations, the Issuer will equally and ratably reduce Indebtedness under the Notes by making an offer to all Holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, the pro rata principal amount of the Notes, such offer to be conducted in accordance with the procedures set forth below for an Asset Sale Offer but without any further limitation in amount;

(3)                                  to make (a) one or more Investments in any business or businesses, provided that any such Investment is in the form of the acquisition of Capital Stock that results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets that are, in the case of each of (a), (b) and (c), used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale (any businesses, properties or assets acquired pursuant to clause (a), (b) or (c) together, the “Additional Assets”); provided that, without limitation of the provisions described in Section 4.17, any such Additional Assets acquired with Net Proceeds from an Asset Sale of Collateral are as soon as reasonably practicable (and in any event, within 90 days) after their acquisition added to the Collateral; or

(4)                                  to the extent such Net Proceeds are not from Asset Sales of Collateral, to permanently reduce Indebtedness of a Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor, other than Indebtedness owed to the Issuer, a Subsidiary Guarantor or a Restricted Subsidiary;

provided that, in the case of clause (3) above, a binding commitment to acquire Additional Assets shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds shall be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, then such Net Proceeds shall constitute Excess Proceeds unless the Net Proceeds are otherwise applied pursuant to any or all of clauses (i) through (iv) above, including, subject to the proviso below, the entry into a new Acceptable Commitment, prior to the later of (x) the date that is six months following the date of such cancellation or termination and (y) the expiration of the Application Period; provided, further that the Issuer or such Restricted Subsidiary may only enter into a new Acceptable Commitment under the foregoing provision one time with respect to each Asset Sale.

(c)                                  Any Net Proceeds from the Asset Sales covered by this clause (I) that are not invested or applied as provided and within the time period set forth in Section 4.10(I)(b), less the amount of cash applied by the Issuer during the six months preceding the date of receipt of such Net Proceeds to redeem Notes pursuant to Section 3.07(d) (other than any such cash applied in respect of accrued and unpaid interest), shall be deemed to constitute “Excess Proceeds”; provided that, in the event there have been multiple Asset Sales, cash applied with respect to any particular redemption pursuant to such paragraph shall only be deducted from the calculation of Excess Proceeds one time.  When the aggregate amount of Excess Proceeds exceeds $20,000,000, the Issuer shall make an Asset Sale Offer to all Holders of the Notes and, if required by the terms of any Other First Lien Obligations, to the holders of such Other First Lien Obligations, to purchase the maximum aggregate principal amount of the Notes and such Other First Lien Obligations that is equal to $1,000 or an integral multiple thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture.  The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $20,000,000 by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.  The Issuer may satisfy the foregoing obligation with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the Application Period.

(d)                                 To the extent that the aggregate amount of Notes and such Other First Lien Obligations tendered or otherwise surrendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may, subject to the other covenants contained in this Indenture, use any remaining Excess Proceeds for general corporate purposes.  If the aggregate principal amount of Notes and Other First Lien Obligations surrendered by such Holders and holders thereof exceeds the amount of Excess Proceeds, the Issuer shall select the Notes and such Other First Lien Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other First Lien Obligations tendered.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.  After the Issuer or any Restricted Subsidiary has applied the Net Proceeds from any Asset Sale covered by this clause (I) as provided in, and within the time periods required by, this paragraph (I), the balance of such Net Proceeds, if any, from such Asset Sale shall be released by the Collateral Agent to the Issuer or such Restricted Subsidiary for use by the Issuer or such Restricted Subsidiary for any purpose not prohibited by the terms of this Indenture.

(II)                                Pending the final application of any Net Proceeds pursuant to clause (I), the holder of such Net Proceeds may apply such Net Proceeds to temporarily reduce revolving credit Indebtedness or otherwise invest such Net Proceeds in any manner not prohibited by the terms of this Indenture.

(III)                            For purposes of this Section 4.10, the following are deemed to be cash or Cash Equivalents:

(1)                                  any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer or any Restricted Subsidiary, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Issuer and all Restricted Subsidiaries have been validly released by all creditors in writing;

(2)                                  any securities, notes or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale; and

(3)                                  any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $15,000,000 and (y) 3.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(VI)                            The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.  The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section 4.11                                Transactions with Affiliates.

(a)                                  The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5,000,000, unless:

(1)                                  such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2)                                  the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15,000,000, a resolution adopted by a majority of the Board of the Issuer approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a).

(b)                                 The provisions of Section 4.11(a) shall not apply to the following:

(1)                                  transactions between or among the Issuer or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction, so long as such transaction is otherwise consummated in compliance with this Indenture;

(2)                                  Restricted Payments permitted by Section 4.07 and Permitted Investments permitted by clause (8) or (13) of the definition of “Permitted Investments”;

(3)                                  the payment of management, consulting, monitoring and advisory fees and related expenses (including indemnification and other similar agreements) to the Investors pursuant to the Investor Management Agreement (plus any unpaid management, consulting, monitoring, advisory and other fees and related expenses (including indemnification and other similar amounts) accrued in any prior year) and the termination fees pursuant to the Investor Management Agreement, in each case, in amounts not in excess of those contemplated by the Investor Management Agreement as in effect on the Issue Date, or as the same may be amended after the Issue Date, so long as any amendments thereto, when taken as a whole, are not disadvantageous in any material respect to the Holders;

(4)                                  the payment of indemnification and other similar amounts to the Investors and reimbursement of expenses of the Investors approved by, or pursuant to arrangements approved by, the Board of the Issuer in good faith;

(5)                                  the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, future, current or former officers, directors, employees or consultants of the Issuer, any of the Restricted Subsidiaries or any Parent Entity;

(6)                                  transactions in which the Issuer or any of the Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(7)                                  any agreement or arrangement as in effect as of the Issue Date, as the same may be amended after the Issue Date, so long as any such amendments, when taken as a whole, are not disadvantageous in any material respect to the Holders;

(8)                                  the existence of, or the performance by the Issuer or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or the equivalent thereof (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any amendment thereto or any similar agreement that it may enter into thereafter; provided, however, that any such amendment and any similar agreement shall not contain terms that, when taken as a whole, are disadvantageous in any material respect to the Holders;

(9)                                  transactions with customers, clients, suppliers or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture and that are fair to the Issuer and the Restricted Subsidiaries, in the reasonable determination of the Board of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10)                            the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any Parent Entity or to any Permitted Holder or to any director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Issuer, any of the Issuer’s Subsidiaries or any Parent Entity and the granting and performing of reasonable and customary registration rights with respect to such Equity Interests;

(11)                            payments by the Issuer or any of the Restricted Subsidiaries to the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures; provided that such payments are approved by a majority of the Board of the Issuer in good faith;

(12)                            payments or loans (or cancellation of loans) to employees, directors or consultants of the Issuer, any of the Restricted Subsidiaries or any Parent Entity and employment agreements, stock option plans and other similar arrangements with such employees, directors or consultants that, in each case, that are approved by the Board of the Issuer in good faith;

(13)                            investments by the Investors in securities of the Issuers or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Investors in connection therewith) so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment by the Investors, in the aggregate, constitutes less than 5% of the proposed issue amount of such class of securities;

(14)                            payments to any future, current or former employee, director, officer or consultant of the Issuer, any of its Subsidiaries or any Parent Entity pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any health, disability and similar insurance or benefit plans or supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers or consultants that are, in each case, approved by the Board of the Issuer in good faith;

(15)                            transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer owns any Equity Interest in, or controls, such Person; provided that, no Affiliate of the Issuer, other than the Issuer or a Restricted Subsidiary, shall have a beneficial interest or otherwise participate in such Person other than through such Affiliate’s ownership of the Issuer;

(16)                            payments by the Issuer and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any Parent Entity) and its Subsidiaries; provided that in each case the amount of such payments in any calendar year does not exceed the amount that the Issuer, the Restricted Subsidiaries and the Issuer’s Unrestricted Subsidiaries (to the extent of the amount received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such calendar year were the Issuer, the Restricted Subsidiaries and the Issuer’s Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such Parent Entity; and

(17)                            intellectual property licenses entered into in the ordinary course of business.

Section 4.12                                Liens.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or suffer to exist any Lien (except Permitted Liens) (each, a “Subject Lien”) that secures Obligations under any Indebtedness on any asset or property of the Issuer or any Restricted Subsidiary, except for:

(1)                                  in the case of Subject Liens on any Collateral, any Subject Lien, if such Subject Lien expressly has Junior Lien Priority on the Collateral relative to the Notes and the Guarantees; or

(2)                                  in the case of Subject Liens on any other asset or property, any Subject Lien if the Notes and the Guarantees are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Subordinated Indebtedness) the Obligations secured by such Subject Lien.

Any Lien created for the benefit of the Holders of the Notes pursuant to clause (2) of this Section 4.12 may provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Notes and the Guarantees (which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Collateral Agent may otherwise have on the proceeds from such sale).

Any reference to a “Permitted Lien” is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien in favor of the Collateral Agent in respect of the Collateral.

Section 4.13                                Corporate Existence.

Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its company existence, and the corporate, partnership, limited liability company or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended, supplemented or otherwise modified from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and the Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of the Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Restricted Subsidiaries, taken as a whole.

Section 4.14                                Offer to Repurchase Upon Change of Control.

(a)                                  If a Change of Control occurs, unless, prior to the time the Issuer is required to make a Change of Control Offer, the Issuer has previously mailed or concurrently mails a redemption notice with respect to all the outstanding Notes as described under Section 3.07, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.  Within 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1)                                  that a Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;

(2)                                  a description of the transaction or transactions constituting a Change of Control;

(3)                                  the purchase price and the purchase date, which will be no earlier than 20 Business Days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(4)                                  that any Note not properly tendered will remain outstanding and continue to accrue interest;

(5)           that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(6)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(7)           that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(8)           that if less than all of such Holder’s Notes are tendered for purchase, such Holder shall be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; provided that the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000;

(9)           if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(10)         such other instructions, as determined by the Issuer, consistent with this Section 4.14, that a Holder must follow.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

(b)           On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

(1)           accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)           deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)           deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

(c)           The Issuer shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d)           If Holders of not less than 95% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw their Notes in connection with a Change of Control Offer and the Issuer, or any third-party making a Change of Control Offer in lieu of the Issuer as described in clause (c) above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third-party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the applicable Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to the Redemption Date.

(e)           Other than as specifically provided in this Section 4.14, any purchase pursuant to this Section 4.14 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.15           Additional Guarantees.

The Issuer shall cause each Restricted Subsidiary that is not a Subsidiary Guarantor that guarantees Indebtedness of the Issuer or any Subsidiary Guarantor after the Issue Date to, as promptly as reasonably practicable, execute and deliver to the Trustee a supplemental indenture to this Indenture, the form of which is attached as Exhibit D, Security Documents (or supplements or counterparts thereto) and an acknowledgment to the Junior Lien Intercreditor Agreement pursuant to which such Restricted Subsidiary will (A) guarantee payment of the Notes and all other Notes Obligations on the same terms and conditions as those set forth in this Indenture, (B) grant a Lien on such of its assets of the type that would constitute Collateral in favor of the Collateral Agent for the benefit of the Noteholder Secured Parties as security for the Notes and all other Notes Obligations on terms and conditions similar to those set forth in the other Security Documents then existing and (C) agree to acknowledge, and agree to comply with, the terms of the Collateral Agreement and the Junior Lien Intercreditor Agreement.

Section 4.16           Suspension of Covenants.

(a)           If on any date after the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture, then, beginning on that day, Section 4.07, Section 4.08, Section 4.09, Section 4.10 (but only to the extent relating to properties or assets of the Issuer or any Restricted Subsidiary that do not constitute Collateral), Section 4.11 and clause (4) of Section 5.01(a) (collectively, the “Suspended Covenants”) shall no longer be applicable to the Notes.

(b)           In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time (such period, the “Suspension Period”) as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events.

(c)           In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of the Restricted Subsidiaries prior to such reinstatement that would otherwise be a breach of any Suspended Covenant will give rise to a Default or Event of Default under this Indenture with respect to the Notes; provided that (i) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made shall be calculated as though Section 4.07 had been in effect prior to, but not during, the Suspension Period, and all events set forth in clause (3) of Section 4.07(a) (including any Consolidated Net Income earned) occurring during a Suspension Period shall be disregarded for purposes of determining the amount of Restricted Payments the Issuer or any Restricted Subsidiary is permitted to make pursuant to such clause (3) after the applicable Reversion Date, and (ii) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period shall be classified to have been incurred or issued pursuant to clause (3) of Section 4.09(b).  No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period.

(d)           The Issuer shall deliver promptly to the Trustee an Officers’ Certificate notifying it of any such occurrence under this Section 4.16.

Section 4.17           Further Assurances; After Acquired Property.

Subject to the applicable limitations set forth in the Security Documents and this Indenture (including with respect to Excluded Assets), the Issuer and the Subsidiary Guarantors shall execute any and all further documents, financing statements, applications for registration, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral.  Subject to the applicable limitations set forth in the Security Documents and this Indenture (including those with respect to Excluded Assets), if the Issuer or any Subsidiary Guarantor acquires any property which is of the type that would constitute Collateral under the Collateral Agreement or any other Security Document (excluding, for the avoidance of doubt, any Excluded Assets), it shall as soon as practicable (and in any event, within 90 days) after the acquisition thereof execute and deliver such security instruments, financing statements and such certificates and opinions of counsel as are required under the Indenture and the Collateral Agreement to vest in the Collateral Agent a first-priority Lien (subject only to Permitted Liens) in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of the Indenture and the Security Documents relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect. If granting a Lien in such property requires the consent of a third party, the Issuer or the applicable Subsidiary Guarantor will use commercially reasonable efforts to obtain such consent within 45 days after the acquisition of such property. If such third party does not consent to the granting of such Lien after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such Lien.

Section 4.18           Information Regarding Collateral.

The Issuer shall furnish to the Collateral Agent, with respect to the Issuer or any Subsidiary Guarantor, prompt written notice of any change in such Person’s (i) organizational name, (ii) jurisdiction of organization or formation, (iii) identity or organizational structure or (iv) organizational identification number.  The Issuer and the Subsidiary Guarantors shall make all filings under the Uniform Commercial Code or equivalent statutes, or otherwise that are required by applicable law in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

Section 4.19           Alabama Excess Cash Flow Distribution.

So long as the Alabama Subsidiary remains a Subsidiary of the Issuer and the Alabama Revolving Credit Agreement remains outstanding, within 45 days of the end of each fiscal quarter, the Issuer shall (a) cause the Alabama Subsidiary to declare and pay a dividend, other payment or distribution on account of its Equity Interests to the holders of such Equity Interests on a pro rata basis in an amount equal to the Alabama Excess Cash Flow for such fiscal quarter and (b) deliver to the Trustee an Officers’ Certificate setting forth a reasonably detailed calculation of Alabama Excess Cash Flow for such fiscal quarter and confirming that such dividend or other payment or distribution has been made.

ARTICLE 5

SUCCESSORS

Section 5.01           Merger, Consolidation or Sale of All or Substantially All Assets.

(a)           The Issuer shall not consolidate, merge or amalgamate with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)           The Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes shall be a corporation;

(2)           the Successor Company expressly assumes all the obligations of the Issuer under this Indenture, the Security Documents and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)           immediately after such transaction, no Default exists;

(4)           immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A)          the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a), or

(B)           the Fixed Charge Coverage Ratio for the Issuer (or the Successor Company, as applicable) and the Restricted Subsidiaries on a consolidated basis would be greater than the Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries on a consolidated basis immediately prior to such transaction;

(5)          each Subsidiary Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(c) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes;

(6)          the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture;

(7)          to the extent any assets of the Person that is merged, amalgamated or consolidated with or into the Successor Company are assets of the type that would constitute Collateral under the Security Documents, the Successor Company shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture and the Security Documents; and

(8)          the Collateral owned by or transferred to the Successor Company shall: (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any Lien other than Permitted Liens and other Liens permitted under Section 4.12.

(b)           Notwithstanding clauses (3) and (4) of Section 5.01(a),

(1)           any Restricted Subsidiary may consolidate or amalgamate with or merge into or transfer all or part of its properties and assets to the Issuer or any Restricted Subsidiary; and

(2)           the Issuer may consolidate, amalgamate or merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in another state in the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

(c)           Subject to Section 10.06, no Subsidiary Guarantor shall, and the Issuer shall not permit any such Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)           (A)          such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under (i) the laws of the jurisdiction of organization of such Subsidiary Guarantor or (ii) the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”);

(B)           the Successor Subsidiary Guarantor, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s related Guarantee and the Security

Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(C)           immediately after such transaction, no Default exists;

(D)          the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture;

(E)           to the extent any assets of the Person that is merged, amalgamated or consolidated with or into the Successor Subsidiary Guarantor are assets of the type that would constitute Collateral under the Security Documents, the Successor Subsidiary Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required by this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture and the Security Documents; and

(F)           the Collateral owned by or transferred to the Successor Subsidiary Guarantor shall: (i) continue to constitute Collateral under this Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (iii) not be subject to any Lien other than Permitted Liens and other Liens permitted under Section 4.12; or

(2)           the transaction is made in compliance with Section 4.10.

(d)           Subject to Section 10.06, the Successor Subsidiary Guarantor shall succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture, the Security Documents and such Subsidiary Guarantor’s Guarantee.  Notwithstanding the foregoing, any such Subsidiary Guarantor may (i) merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Issuer or (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing such Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

Section 5.02           Successor Corporation Substituted.

Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Issuer is merged or amalgamated or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture, the Security Documents and the Notes with the same effect as if such successor Person had been named as the Issuer herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01           Events of Default.

(a)           An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2)           default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)           failure by the Issuer or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in this Indenture, the Security Documents, the Notes, the Alabama Intercreditor Agreement or the Junior Lien Intercreditor Agreement; provided that, in the case of Section 4.03, such period of continuance for such default or breach shall be 180 days after written notice described in this clause (3) has been given;

(4)           default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of the Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of the Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(i)            such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(ii)           the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is, in the aggregate, $25,000,000;

(5)           failure by the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $25,000,000 or more (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

(6)           the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(i)              commences proceedings to be adjudicated bankrupt or insolvent;

(ii)             consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii)            consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(iv)            makes a general assignment for the benefit of its creditors; or

(v)             generally is not paying its debts as they become due;

(7)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)              is for relief against the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary) in a proceeding in which the Issuer or any such Restricted Subsidiary that is a Significant Subsidiary or any such group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(ii)             appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary), or for all or substantially all of the property of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary); or

(iii)            orders the liquidation of the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(8)           the Guarantee of any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of the Issuer or any Subsidiary Guarantor that is a Significant Subsidiary (or the responsible officers of any such group of Restricted Subsidiaries), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(9)           with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $15,000,000, any of the Security Documents ceases to be in full force and effect, or any of the Security Documents ceases to give the Holders of the Notes the Liens purported to be created thereby with the priority contemplated thereby, or any of the Security Documents is declared null and void or the Issuer or any Subsidiary Guarantor denies in writing that it has any further liability under any Security Document or gives written notice to such effect (in each case other than in accordance with the terms of this Indenture, the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement), and, except to the extent that any loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents, or otherwise results from the gross negligence or willful misconduct of the Trustee or the Collateral Agent; provided that if a failure of the sort described in this clause (9) is susceptible of cure (including with respect to any loss of Lien priority on material portions of the Collateral), no Event of Default shall arise under this clause (9) with respect thereto until 30 days after notice of such failure shall have been given to the Issuer by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes.

(b)           In the event of any Event of Default specified in clause (4) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)           the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)           the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)           the default that is the basis for such Event of Default has been cured.

Section 6.02           Acceleration.

If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01(a)) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.  Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately.

Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01(a), all outstanding Notes shall be due and payable immediately without further action or notice.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, if any, or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03           Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue, or may direct the Collateral Agent to pursue, subject to the Collateral Agreement, any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04           Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); provided, subject to Section 6.02, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05           Control by Majority.

Subject to the terms of the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement, Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such direction is unduly prejudicial to such Holders) or that would involve the Trustee in personal liability.

Section 6.06           Limitation on Suits.

Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)           Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3)           Holders of the Notes have offered and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense in relation to such Holder’s pursuit of such remedy;

(4)           the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)           Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee has no affirmative duty to ascertain whether or not any such use by any Holder is prejudicial to another Holder).

Section 6.07           Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08           Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09           Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10           Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee, the Collateral Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11           Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Collateral Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee, the Collateral Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Collateral Agent or by the Holders, as the case may be.

Section 6.12           Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Subsidiary Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee and the Collateral Agent shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Agent any amount due to them for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel, and any other amounts due the Trustee and the Collateral Agent under Section 7.06.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their agents and counsel, and any other amounts due the Trustee and the Collateral Agent under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee and the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee and the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13           Priorities.

Subject to the terms of the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement with respect to any proceeds of Collateral, any money or property collected by the Trustee or the Collateral Agent pursuant to this Article 6 and any money or other property distributable in respect of any Grantor’s Obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST:  to pay Obligations in respect of any reasonable expenses reimbursements or indemnities then due to the Trustee or the Collateral Agent;

SECOND:  to pay interest then due and payable in respect of the Notes;

THIRD: to pay or prepay principal payments in respect of the Notes; and

FOURTH: to pay all other Obligations with respect to the Notes, the Guarantees and this Indenture;

provided, however, that if sufficient funds are not available to fund all payments required to be made in any of clauses FIRST through FOURTH above, the available funds being applied to the Obligations specified in any such clause (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the relevant party’s interest in the aggregate outstanding Obligations described in such clause.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01           Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)      the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)     in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)      this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)   no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)           The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee in its sole discretion against any loss, liability, cost or expense in relation to such exercise.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02           Rights of Trustee.

(a)           The Trustee may conclusively rely, as to the truth of statements and the correctness of the opinions expressed therein, upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated

in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of each Issuer.

(f)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.  Delivery of reports to the Trustee pursuant to Section 4.03 shall not constitute actual knowledge of, or notice to, the Trustee of the information contained therein.

(g)           In no event shall the Trustee be responsible or liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(j)            The Trustee may request that the Issuer and any Subsidiary Guarantor deliver an Officers’ Certificate setting forth the names of the individuals and/or titles of Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons specified as so authorized in any certificate previously delivered and not superseded.

(k)           The Trustee shall receive and retain the financial reports and statements of the Issuer as provided herein, but shall have no duties whatsoever with respect to the contents thereof,

including no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Issuer.

Section 7.03           Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.09.

Section 7.04           Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Security Documents, the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement or the Offering Circular, and it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, in the Offering Circular or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05           Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail or otherwise deliver in accordance with the procedures of DTC to Holders of Notes a notice of the Default within 90 days after it occurs, unless such default shall have been cured or waived.  Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06           Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services provided hereunder as Trustee and Paying Agent, and as Collateral Agent hereunder and under the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement as the parties shall agree in writing from time to time.  The Trustee’s and the Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee and the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by them in addition to the compensation for their services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and the Collateral Agent’s agents and counsel.

The Issuer and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee and the Collateral Agent for, and hold the Trustee and the Collateral Agent harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, under the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Subsidiary Guarantors (including this Section 7.06) or defending itself against any claim whether asserted by any

Holder, any holder of Other First Lien Obligations (if any), the Issuer or any Subsidiary Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Trustee or the Collateral Agent shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee or the Collateral Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer and the Subsidiary Guarantors shall defend the claim and the Trustee and the Collateral Agent may have separate counsel and the Issuer shall pay the fees and expenses of such counsel.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Collateral Agent through the Trustee’s or the Collateral Agent’s own willful misconduct or gross negligence.

The obligations of the Issuer and the Subsidiary Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Collateral Agent, as applicable.

To secure the payment obligations of the Issuer and the Subsidiary Guarantors in this Section 7.06, the Trustee and the Collateral Agent shall have a Lien prior to the Notes and rights of the Holders (and holders of Other First Lien Obligations (if any)) on all money or property held or collected by the Trustee or the Collateral Agent, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07           Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.09;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least

10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08           Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.09          Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that satisfies the requirements of TIA § 310(a)(1), (2) and (5), that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b).

Section 7.10           Security Documents; Alabama Intercreditor Agreement; Junior Lien Intercreditor Agreement.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver the Alabama Intercreditor Agreement, Junior Lien Intercreditor Agreement and the Security Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including the Junior Lien Intercreditor Agreement or any Security Documents, in each case, executed after the Issue Date.  It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose.  Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement or any other Security Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Section 7.11           Preferential Collection of Claims Against Issuer.

The Trustee shall be subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee that has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Section 7.12           Calculations in Respect of the Notes.

The Issuer shall be responsible for making calculations called for under the Notes, including, but not limited to, determination of premiums, Additional Notes, original issue discount, conversion rates and adjustments, if any.  The Issuer shall make the calculations in good faith and, absent manifest error, its calculations shall be final and binding on the Holders of the Notes.  The Issuer shall provide a schedule of its calculations to the Trustee when applicable, and the Trustee shall be entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification.

Section 7.13          Brokerage Confirmations.

The Issuer acknowledges that regulations of the Comptroller of the Currency grant the Issuer the right to receive brokerage confirmations of the Note transactions as they occur.  To the extent contemplated by law, the Issuer specifically waives any such notification relating to the Notes transactions contemplated herein; provided, however, that the Trustee shall send to the Issuer periodic cash transaction statements that describe all investment transactions.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01           Option to Effect Legal Defeasance and Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02           Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture and the Security Documents, including the obligations of the Subsidiary Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)           the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(b)           the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)           the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d)           this Section 8.02.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03           Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18 and 4.19 and clauses (4), (5), (7) and (8) of Section 5.01(a) and Section 5.01(c) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s, exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (solely with respect to Significant Subsidiaries (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary)), 6.01(a)(7) (solely with respect to Significant Subsidiaries (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary)), 6.01(a)(8) and 6.01(a)(9) shall not constitute Events of Default.

Section 8.04           Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(1)           the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the

Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(2)           in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)           the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)           since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any Credit Facility or any other material agreement or instrument (other than this Indenture) to which the Issuer or any Subsidiary Guarantor is a party or by which the Issuer or any Subsidiary Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to the discharge of such agreement or instrument and, in each case, the granting of Liens in connection therewith);

(6)           the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Subsidiary Guarantor or others; and

(7)           the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05           Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any of the Issuer’s Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07           Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Issuer makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           Without Consent of Holders of Notes.

Notwithstanding the first paragraph of Section 9.02, the Issuer, any Subsidiary Guarantor (with respect to a Guarantee or this Indenture) and the Trustee and, if applicable, the Collateral Agent, may amend or supplement this Indenture, the Security Documents, the Junior Lien Intercreditor Agreement, the Alabama Intercreditor Agreement and any Guarantee or Notes without the consent of any Holder:

(1)           to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(3)           to comply with Section 5.01;

(4)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5)           to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Subsidiary Guarantor;

(6)           to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(7)           to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or a successor Collateral Agent thereunder pursuant to the requirements thereof;

(8)           to provide for the issuance of Exchange Notes or private exchange notes that are identical to Exchange Notes except that they are not freely transferable;

(9)           to add a Subsidiary Guarantor under this Indenture;

(10)         to conform the text of this Indenture, the Security Documents, the Junior Lien Intercreditor Agreement, the Alabama Intercreditor Agreement, the Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Circular to the extent that such provision in such “Description of the Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Security Documents, the Junior Lien Intercreditor Agreement, the Alabama Intercreditor Agreement, the Guarantees or the Notes;

(11)         to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(12)         to add additional assets as Collateral;

(13)         to release Collateral from the Lien securing the Notes or any Subsidiary Guarantor from its Guarantee, in each case pursuant to this Indenture, the Security Documents and the Junior Lien Intercreditor Agreement when permitted or required by this Indenture, the Security Documents and the Junior Lien Intercreditor Agreement;

(14)         in the case of any deposit account control agreement, securities account control agreement, bailee agreement or other similar agreement pertaining to “control” over the Collateral, in each case (a) providing for control and perfection of Collateral and (b) to which both the Collateral Agent and the representative of any Junior Lien Indebtedness are a party, at the request and sole expense of the Issuer, and without the consent of the Collateral Agent, to amend any such agreement to substitute a successor representative for such representative;

(15)         in connection with the incurrence of any First Lien Obligations or Junior Lien Indebtedness, at the request and sole expense of the Issuer, and without consent of the Trustee or the Collateral Agent, to amend the Junior Lien Intercreditor Agreement or the Alabama Intercreditor Agreement to add parties (or any authorized agent or trustee therefor) providing any such First Lien Obligations or Junior Lien Indebtedness, as applicable;

(16)         in connection with any replacement or refinancing of the Alabama Revolving Credit Agreement with a lender other than Republic Bank, to amend the Alabama Intercreditor Agreement to add such lender as a party thereto; or

(17)         to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA.

Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee and/or the Collateral Agent shall join with the Issuer and the Subsidiary Guarantors in the execution of any amended or supplemental indenture or security documents, intercreditor agreement or amendments thereto, in each case, authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and/or the Collateral Agent shall not be obligated to enter into such amended or supplemental indenture or security documents, intercreditor agreement or any amendment thereto that affects their own rights, duties or immunities under this Indenture or otherwise.  The delivery of an Opinion of Counsel and an Officers’ Certificate may be required, upon request by the Trustee, in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D.

To the extent that the Issuer and the Restricted Subsidiaries are permitted to incur Indebtedness and Liens in relation to any additional First Lien Obligations, the Issuer may designate such additional First Lien Obligations as “Additional Obligations” (and may, in the case of any Revolving

Credit Facility Obligations, designate such Revolving Credit Facility Obligations as “Designated Priority Obligations”) under the Collateral Agreement (or any other Security Document) by providing notice to such effect and an Officers’ Certificate certifying that such additional First Lien Obligations (and the Liens associated therewith), as applicable, have been incurred in compliance with this Indenture, in each case, to the Collateral Agent. Upon receipt of such notice and Officers’ Certificate, the representative of the holders of any such additional First Lien Obligations shall deliver to the Collateral Agent a joinder to the Collateral Agreement thereby acknowledging that such holders are bound by the terms thereof.

Section 9.02           With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer and the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes and any Guarantee, and the Trustee (on behalf of the Holders) may consent to an amendment to any Security Document, the Junior Lien Intercreditor Agreement or the Alabama Intercreditor Agreement, in each case, with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Notes Documents may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).  Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee and/or the Collateral Agent shall join with the Issuer in the execution of such amended or supplemental indenture or security documents or intercreditor agreement unless such amended or supplemental indenture directly affects their own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or the Collateral Agent may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture or security documents or intercreditor agreement.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to Holders of Notes a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice to all Holders (or any defect in such notice), however, shall not in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the consent of each affected Holder of Notes, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to Section 3.09, Section 4.10 and Section 4.14 to the extent that any such amendment or waiver does not have the effect of reducing the principal of or changing the fixed final maturity of any such Note or altering or waiving the provisions with respect to the redemption of such Notes);

(3)           reduce the rate of or change the time for payment of interest on any Note;

(4)           waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or waive a Default in respect of a covenant or provision contained in this Indenture or any Guarantee that cannot be amended or modified without the consent of all Holders;

(5)           make any Note payable in money other than that stated therein;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7)           make any change in the amendment and waiver provisions set forth in this paragraph;

(8)           impair the right of any Holder to receive payment of principal of, or interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9)           make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10)         except as expressly permitted by this Indenture, modify the Guarantees of any Significant Subsidiary (or any group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements for a fiscal quarter end provided as required pursuant to Section 4.03) would constitute a Significant Subsidiary) in any manner adverse in any material respect to the Holders of the Notes.

In addition, without the consent of the Holders of at least 66 2/3% in principal amount of the Notes outstanding (determined as to exclude any Notes beneficially owned by the Issuer or its Affiliates), the Trustee may not consent to any amendment, supplement or waiver the effect of which would (1) modify any Security Document that would have the impact of releasing all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture) or modify the Collateral Agreement, Junior Lien Intercreditor Agreement or the Alabama Intercreditor Agreement to adversely change or alter the priority of the security interests in the Collateral, (2) make any change in any Security Document, the Junior Lien Intercreditor Agreement or the provisions in this Indenture dealing with the application of proceeds of the Collateral that would adversely affect the Holders in any material respect or (3) modify the Security Documents, the Junior Lien Intercreditor Agreement or the Alabama Intercreditor Agreement in any manner adverse to the Holders in any material respect other than in accordance with the terms of this Indenture.

Section 9.03           Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.04           Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05           Trustee and Collateral Agent to Sign Amendments, Etc.

The Trustee and Collateral Agent shall sign any amendment, supplement or waiver authorized pursuant to this Article 9, except that the Trustee or the Collateral Agent, as applicable, need not sign any amendment, supplement or waiver that the Trustee or Collateral Agent, as applicable, determines in its reasonable discretion that such amendment, supplement or waiver adversely affects the rights, duties, liabilities or immunities of the Trustee or Collateral Agent, as applicable.  The Issuer may not sign an amendment, supplement or waiver until the Board of the Issuer approves it.  In executing any amendment, supplement or waiver to any Notes Document, the Trustee and Collateral Agent shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.02, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Subsidiary Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

Section 9.06           Payment for Consents.

Neither the Issuer nor any Affiliate of the Issuer may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, any Guarantee, any Security Document, the Junior Lien Intercreditor Agreement or the Alabama Intercreditor Agreement, unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment; provided that, in connection with any consideration to be paid to Holders in an exchange offer in respect of Notes not registered under the Securities Act, such consideration need not be paid to Holders who, upon request, do not confirm they are “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or, in the case of non-U.S. Holders who, upon request, do not confirm that they are non-U.S. Persons within the meaning of Regulation S of the Securities Act.

Section 9.07           Compliance with the Trust Indenture Act.

Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture hereto that complies with the TIA.

ARTICLE 10

GUARANTEES

Section 10.01         Guarantee.

Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, interest and premium on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders, the Trustee or the Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay or perform the same immediately.  Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or the obligations of the Issuer hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Guarantee.  The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Guarantee issued by any Subsidiary Guarantor shall be a general senior obligation of such Subsidiary Guarantor and shall be pari passu in right of payment with all existing and future senior Indebtedness of such Subsidiary Guarantor, if any.

Each payment to be made by a Subsidiary Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02         Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or similar foreign law for the relief of debtors to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Subsidiary Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03         Execution and Delivery.

To evidence its Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by one of its Officers.

Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

If required by Section 4.15, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 and this Article 10, to the extent applicable.

The Guarantee of each Subsidiary Guarantor shall remain in full force and effect and continue to be effective notwithstanding the execution and delivery of any future Guarantee by any Restricted Subsidiary.

Section 10.04         Subrogation.

Each Subsidiary Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.05         Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06         Release of Guarantees.

A Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Subsidiary Guarantor, the Issuer or the Trustee is required for the release of such Subsidiary Guarantor’s Guarantee, upon:

(1)           (A)  (a) any sale, exchange or transfer (by merger, amalgamation or otherwise) of (i) the Capital Stock of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all of the assets of such Subsidiary Guarantor, in each case, if such sale, exchange or transfer is made in compliance with this Indenture (including Article 5), so long as such Subsidiary Guarantor is also released from its guarantees and all pledges and security, if any, granted in connection with the Revolving Credit Agreement and any other Indebtedness of the Issuer or another Subsidiary Guarantor;

(B)           the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture;

(C)           the Issuer exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 or the Issuer’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; or

(D)          in the case of any Subsidiary Guarantor that provides a Guarantee after the Issue Date pursuant to Section 4.15, the release or discharge of all guarantees made by such Subsidiary Guarantor that resulted in the obligation of such Subsidiary to Guarantee the Notes (it being understood that a release subject to a contingent reinstatement is still a release); and

(2)           such Subsidiary Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the transaction permitting the release of such Guarantee have been complied with.

ARTICLE 11

COLLATERAL

Section 11.01         Collateral and Security Documents.

The due and punctual payment of the principal of and interest on the Notes and Guarantees when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and Guarantees and performance of all other Obligations of the Issuer and the Subsidiary Guarantors to the Noteholder Secured Parties under the Notes Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Obligations, subject to the terms of the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement.  The Trustee, the Issuer and the Subsidiary Guarantors hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Noteholder Secured Parties (and the other First Lien Holders) pursuant to the terms of the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement.  Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral), the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement as each may be amended from time to time in accordance with their terms and this Indenture, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement, and authorizes and directs the Collateral Agent to enter into the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement (when applicable) and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Issuer shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Collateral Agent the first-priority security interest in the Collateral (other than, as long as the Alabama Revolving Credit Agreement remains in effect, the Shared Alabama Collateral) and, as long as the Alabama Revolving Credit Agreement remains in effect, the second-priority security interest in the Shared Alabama Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Issuer shall, and shall cause its Subsidiaries to, take any and all actions and make all filings, registrations and recordations (including the filing of UCC financing statements, continuation statements and amendments thereto) in all such jurisdictions reasonably required to cause the Security Documents to create, perfect and maintain, as security for the Obligations of the Issuer and the Subsidiary Guarantors to the Noteholder Secured Parties under this Indenture, the Notes, the Guarantees and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Security Documents), in favor of the Collateral Agent for the benefit of the Noteholder Secured Parties subject to no Liens other than Liens permitted under this Indenture and with the priority set forth in the Collateral Agreement, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement.

Section 11.02         Non-Impairment of Liens.

Any release of Collateral permitted by Section 11.03 will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof.

Section 11.03         Release of Collateral.

(a)           Subject to Section 11.03(b) and (c), Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Alabama Intercreditor Agreement and this Indenture.  Notwithstanding anything to the contrary in any Notes Document, the Liens on Collateral, to the extent that such Liens secure the Notes Obligations, shall automatically (without further action) be released with respect to the relevant Collateral under any of the following circumstances:

(A)          in the case the Issuer or any Subsidiary Guarantor sells, exchanges or otherwise disposes of any of the Collateral, including Capital Stock (other than to the Issuer or a Guarantor, as applicable), to the extent not prohibited by this Indenture;

(B)           in the case of a Subsidiary Guarantor that is released from its Guarantee with respect to the Notes in accordance with Section 10.06, the release of the property and assets of such Subsidiary Guarantor;

(C)           to the extent such Collateral is comprised of property leased to the Issuer or a Subsidiary Guarantor, upon termination or expiration of such lease;

(D)          with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by this Indenture;

(E)           pursuant to an amendment, supplement or waiver in accordance with Article 9; or

(F)           if the Notes have been discharged or defeased pursuant to Article 8 or Article 12.

(b)           In addition to the foregoing, the second-priority Lien on the Shared Alabama Collateral securing the Notes and the Guarantees shall terminate and be released automatically in connection with enforcement actions taken against the Shared Alabama Collateral by Republic Bank, subject to the terms of the Alabama Intercreditor Agreement.

(c)           (1) To the extent that this Indenture is qualified under the TIA, the Issuer will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with.  Any certificate or opinion required by TIA § 314(d) may be made by an Officer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee.

(2)  Notwithstanding anything to the contrary in Section 11.02(c)(1), the Issuer will not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to the released Collateral.  The Issuer will also not be required to comply with TIA § 314(d) with respect to any of the following:

(A)          cash payments (including for the scheduled repayment of Indebtedness) in the ordinary course of business;

(B)           sales or other dispositions of inventory in the ordinary course of business;

(C)           collections, sales or other dispositions of accounts receivable in the ordinary course of business; and

(D)          sales or other dispositions in the ordinary course of business of any property the use of which is no longer necessary or desirable in, and is not material to, the conduct of the business of the Issuer and its Subsidiaries;

provided, however, the Issuer’s right to rely on the above will be conditioned upon the Issuer’s delivering to the Trustee, within 30 calendar days following the end of each six-month period beginning on May 1 and November 1 of any year, an Officers’ Certificate to the effect that all releases during such six-month period in respect of which the Issuer did not comply with TIA § 314(d) in reliance on the above were made in the ordinary course of business. The Issuer will otherwise comply with the provisions of TIA § 314.

(d)           With respect to any release of Collateral permitted by this Section 11.03, upon receipt of a written request from the Issuer and supported by an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture, the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement, if any, to such release have been met and that it is proper for the Trustee or Collateral Agent to execute and deliver the documents requested by the Issuer in connection with such release, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Trustee shall, or shall cause the Collateral Agent to, execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Security Documents or the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement.  Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document, the Alabama Intercreditor Agreement or the Junior Lien Intercreditor Agreement to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

Section 11.04         Suits to Protect the Collateral.

Subject to the provisions of Article 7, the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it determines in order to:

(a)           enforce any of the terms of the Security Documents; and

(b)           collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement, the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral.  Nothing in this Section 11.04 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

Section 11.05         Authorization of Receipt of Funds by the Trustee Under the Security Documents.

Subject to the provisions of the Collateral Agreement and the Alabama Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 11.06         Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Subsidiary Guarantor to make any such sale or other transfer.

Section 11.07        Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Subsidiary Guarantor or of any Officer or Officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 11.08         Release Upon Termination of the Issuer’s Obligations.

In the event that the Issuer delivers to the Trustee an Officers’ Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all Notes Obligations and Obligations to the Noteholder Secured Parties under the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) the Issuer shall have exercised its Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article 8, and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee.

Section 11.09         Collateral Agent.

(a)           By their acceptance of the Notes, the Holders hereby designate and appoint the Trustee to serve as Collateral Agent and as their agent under this Indenture, the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement, and consents and agrees to the terms of the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms.  The Trustee acknowledges that the Collateral Agent agrees to act as such on the express conditions contained in this Section 11.09.  The provisions of this Section 11.09 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 11.03.  Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture, the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein or therein, shall be authorized and binding upon all Holders.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Notes Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents, the Alabama Intercreditor Agreement or the Junior Lien Intercreditor Agreement or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           The Collateral Agent may perform any of its duties under this Indenture, the Security Documents, the Alabama Intercreditor Agreement or the Junior Lien Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or through its Related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel.  The Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c)           None of the Collateral Agent or any of its Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except to the extent that the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct) or under or in connection with any Security Document, the Alabama Intercreditor Agreement or the Junior Lien Intercreditor Agreement or the transactions contemplated thereby (except to the extent that the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any Grantor or Affiliate of any Grantor, or any Officer or Related Persons thereof, contained in this Indenture, or any other Notes Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Security Documents, the Alabama Intercreditor Agreement or the Junior Lien Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents, the Alabama Intercreditor Agreement or the Junior Lien Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Security Documents, the Alabama Intercreditor Agreement or the Junior Lien Intercreditor Agreement to perform its obligations hereunder or thereunder.  None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to monitor, ascertain or inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents, the Alabama Intercreditor Agreement or the Junior Lien Intercreditor Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d)           The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any other Grantor), independent accountants and other experts and advisors selected by the Collateral Agent.  The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document.  The Collateral Agent shall be fully justified in failing or refusing to take action under the Notes Documents unless it shall first receive such advice or concurrence from the party or parties entitled to give instructions to the Collateral Agent under the terms of the Collateral Agreement.

(e)           The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 11.09 and the terms of the Collateral Agreement and the Alabama Intercreditor Agreement).

(f)            U.S. Bank National Association and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Grantor and its Affiliates as though it was not the Collateral Agent hereunder and without notice to or consent of the Trustee.  The Trustee and the Holders acknowledge that, pursuant to such activities, U.S. Bank National Association or its Affiliates may receive information regarding any Grantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of any such Grantor or such Affiliate) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders.  Nothing herein shall impose or imply any obligation on the part of the U.S. Bank National Association to advance funds.

(g)           The Collateral Agent may resign at any time subject to the terms of the Collateral Agreement and the procedures set forth therein.

(h)           The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees, attorneys, representatives or agents shall be responsible for any act or failure to act hereunder, except to the extent such act is found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct.

(i)            By their acceptance of the Notes hereunder, the Collateral Agent is authorized and directed by the Holders to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Alabama Intercreditor Agreement, (iii) enter into the Junior Lien Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement and (v) perform and observe its obligations under the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement.

(j)            The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Collateral Agent to, unless specifically requested to do so by the Holders of a majority in aggregate principal amount of the Notes, take or cause to be taken any action to enforce its rights under this Indenture or the other Notes Documents or against any Grantor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent, such proceeds to be applied by the Collateral Agent pursuant to the terms of this Indenture, the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement.

(k)           The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession.  Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(l)            The Collateral Agent shall have no obligation whatsoever to the Trustee, any of the Holders, or any of the Noteholder Secured Parties to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Security Document, the Alabama Intercreditor Agreement or the Junior Lien Intercreditor Agreement other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or if there are Other First Lien Obligations then outstanding, the Applicable Authorized Representative or, if there are Designated Priority Obligations then outstanding, the Designated Priority Representative or as otherwise provided in the Security Documents, the Alabama Intercreditor Agreement  or the Junior Lien Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee, any Holder, or any Noteholder Secured Party as to any of the foregoing.

(m)          If the Issuer incurs any obligations in respect of Junior Lien Indebtedness, the Collateral Agent shall (and is hereby authorized and directed to) enter into an intercreditor agreement in the form attached as Exhibit E with a designated agent or representative for the holders of the Obligations so incurred (at the sole expense and cost of the Issuer, including legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.  To the extent that the Junior Lien Intercreditor Agreement is then in effect with respect to existing Junior Lien Indebtedness, the Collateral Agent shall (and is hereby authorized and directed to) enter into a joinder agreement to such Junior Lien Intercreditor Agreement with a designated agent or representative for the holders of the Obligations so incurred (at the sole expense and cost of the Issuer, including legal fees and expenses of the Collateral Agent).

(n)           [intentionally omitted].

(o)           Notwithstanding anything to the contrary contained in this Indenture, the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement or the Security Documents, in the event the Collateral Agent is instructed by the Trustee on behalf of the Holders to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under any mortgages or take any such other action if the Collateral Agent has determined that it may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders (and the holders of other First Lien Obligations (if any)

whose representative has similarly instructed the Collateral Agent) in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.  The Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders (or holders of other First Lien Obligations (if any), as applicable) to be sufficient.

(p)           The Collateral Agent (i) shall not be liable to the Holders for any action taken or omitted to be taken by it in connection with this Indenture, the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Security Documents or any instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable to the Holders for interest on any money received by it except as the Collateral Agent may agree in writing with the Issuer (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel.  The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(q)           In no event shall the Collateral Agent be responsible or liable to the Holders or the Issuer or its Subsidiaries for any special, indirect, punitive, incidental or consequential loss or damage or any kind whatsoever irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(r)            The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any other Grantor under this Indenture, the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Security Documents.  The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Notes Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement and any Security Documents as to any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Security Documents.  The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement and any Security Document.  The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Security Documents except as expressly set forth hereunder or thereunder.  The Collateral Agent shall have the right at any time to seek instructions from the party or parties entitled to give instructions to it under the terms of the Collateral Agreement.

(s)           The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Security Documents or any actions taken pursuant hereto or thereto.  Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral, including without limitation the properties constituting real property that constitute Collateral, and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral, including without limitation the real properties that constitute Collateral, as those terms are defined in Section 101(20)(E) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended.

(t)            Upon the receipt by the Collateral Agent of a written request of the Issuer signed by two Officers (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date.  Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.09(t), and (ii) instruct the Collateral Agent to execute and enter into such Security Document.  Any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied.  The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents.

(u)           Subject to the provisions of the applicable Security Documents and the Alabama Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Alabama Intercreditor Agreement and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof.

(v)           After the occurrence and during the continuance of an Event of Default and subject to the terms of the Collateral Agreement, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents, the Alabama Intercreditor Agreement or the Junior Lien Intercreditor Agreement.

(w)          The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents, the Alabama Intercreditor Agreement or the Junior Lien Intercreditor Agreement and to the extent not prohibited under the Collateral Agreement or the Alabama Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself and the Holders in accordance with the provisions of Section 6.13 and the other provisions of this Indenture and the Collateral Agreement.

(x)            [intentionally omitted].

(y)           Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Notes Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.  The Collateral Agent makes no representation regarding the validity, effectiveness or enforceability of the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement or any subsequent intercreditor agreement.

(z)            Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Subsidiary Guarantors, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.03.  The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(aa)         The Issuer and the Subsidiary Guarantors, jointly and severally, shall indemnify the Collateral Agent for, and hold the Collateral Agent harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or the performance of its duties hereunder (including the costs and expenses of enforcing any Security Document against the Issuer or any of the Subsidiary Guarantors (including this Article 11) or defending itself against any claim whether asserted by any Holder, the Issuer or any Subsidiary Guarantor, any other holder of First Lien Obligations or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Collateral Agent shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Collateral Agent to so notify the Issuer shall not relieve the Issuer or any Subsidiary Guarantor of their obligations hereunder.  The Issuer and the Subsidiary Guarantors shall defend the claim and the Collateral Agent may have separate counsel and the Issuer and the Subsidiary Guarantors shall pay the fees and expenses of such counsel.  The Issuer and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Collateral Agent through the result of the Collateral Agent’s own willful misconduct or gross negligence.  The obligations of the Issuer and the Subsidiary Guarantors under this Section 11.09(aa) shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Collateral Agent.  To secure the payment obligations of the Issuer and the Subsidiary Guarantors in this Section 11.09(aa) but subject to the terms of the Alabama Intercreditor Agreement, the Collateral Agent shall have a Lien prior to the Notes and rights of the Holders on all money or property held or collected by the Trustee or Collateral Agent, except that held in trust to pay principal, premium, if any, and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

Section 11.10         Designations.

Except as provided in the next sentence, for purposes of the provisions hereof and of the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement and the Security Documents requiring or permitting the Issuer to designate Indebtedness for the purposes of the terms “Designated Priority Obligations” and “Additional Obligations” or any other such designations hereunder or under the Alabama Intercreditor Agreement, the Junior Lien Intercreditor Agreement or the Security Documents, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Issuer by an Officer and delivered to the Trustee, the Revolving Administrative Agent, the Collateral Agent and, if any Other First Lien Obligations are then outstanding, each other Authorized Representative.  For all purposes hereof and of the Collateral Agreement, the Issuer hereby designates the

Obligations pursuant to the Revolving Credit Agreement and any associated Lender Hedging Obligations as “Designated Priority Obligations”.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01         Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:

(1)           all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)           (A)          all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(B)          no Default (other than that resulting from borrowing funds to be applied to make such deposit or the grant of any Lien securing such borrowing or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any Credit Facility or any other material agreement or instrument (other than this Indenture) to which the Issuer or any Subsidiary Guarantor is a party or by which the Issuer or any Subsidiary Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to the discharge of such agreement or instrument and, in each case, the granting of Liens in connection therewith);

(C)           the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(D)          the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer shall deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 shall survive.

Section 12.02         Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes  and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Issuer has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01         Notices.

Any notice or communication by the Issuer, any Subsidiary Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and published, delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

Community Choice Financial Inc.
7001 Post Road
Suite 200
Dublin, Ohio 43016
Attention:  General Counsel
Fax No.: (614) 798-5921

with a copy to:

Jones Day
222 East 41st Street
New York, NY 10017
Attention:  Christopher Kelly
Fax No.: (212) 755-7306

If to the Trustee or the Collateral Agent:

U.S. Bank National Association
1350 Euclid Avenue
CN OH RN11
Cleveland, Ohio 44115
Attention:  Corporate Trust Services
Fax No.: (216) 623-9202

The Issuer, any Subsidiary Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.  Any notice or communication shall also be so mailed or delivered to any Person described in TIA § 313(c), to the extent required by the TIA.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: on the first date on which publication is made, if published; at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee or the Collateral Agent shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, the Issuer shall mail a copy to the Trustee, the Collateral Agent and each Agent at the same time.

Section 13.02         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any of the Subsidiary Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee or, if such action relates to a Security Document, the Alabama Intercreditor Agreement or the Junior Lien Intercreditor Agreement, the Collateral Agent:

(a)           An Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable (which shall include the statements set forth in Section 13.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that an Officers’ Certificate shall not be required in connection with the issuance of Notes or the entering into any of the Notes Documents on the Issue Date;

(b)           An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as applicable (which shall include the statements set forth in Section 13.03), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; and

(c)           if required by the TIA, a certificate or opinion from a firm of certified public accountants meeting the applicable requirements therein.

Section 13.03         Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and also shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.04         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05         No Personal Liability of Directors, Officers, Employees, Incorporators, Members, Partners and Stockholders.

No director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Subsidiary Guarantor or any of their parent companies or entities shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, the Guarantees, the Security Documents or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting Notes waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 13.06         Governing Law.

THIS INDENTURE, THE NOTES,  AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07         Waiver of Jury Trial.

THE ISSUER, EACH OF THE SUBSIDIARY GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.08         Force Majeure.

In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Section 13.09         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or the Restricted Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10         Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.05.

Section 13.11         Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12         Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.13         Table of Contents, Headings.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14         Collateral Agreement Governs.

Reference is made to the Collateral Agreement.  Each Holder, by its acceptance of a Note, (a) consents to the payment priority provided for in the Collateral Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Collateral Agreement and (c) authorizes and instructs the Collateral Agent to enter into the Collateral Agreement as Collateral Agent and on behalf of such Holder.   The foregoing provisions are intended as an inducement to the lenders under the Revolving Credit Agreement to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Collateral Agreement.

Section 13.15         Alabama Intercreditor Agreement Governs.

Reference is made to the Alabama Intercreditor Agreement.   Each Holder, by its acceptance of a Note, (a) consents to the subordination of Liens provided for in the Alabama Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Alabama Intercreditor Agreement and (c) authorizes and instructs the Collateral Agent to enter into the Alabama Intercreditor Agreement as Collateral Agent and on behalf of such Holder.

Section 13.16         U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request as required in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 13.17         Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 13.18         Communication by Holders of Notes with Other Holders of Notes.

Holders of the Notes may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

[Remainder of page left intentionally blank. Signature page follows.]

COMMUNITY CHOICE FINANCIAL INC.

By:	/s/ Michael Durbin
	Name:	Michael Durbin
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE I HERETO

By:	/s/ Michael Durbin
	Name:	Michael Durbin
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Manager

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Elizabeth A. Thuning
	Name:	Elizabeth A. Thuning
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ David A. Schlabach
	Name:	David A. Schlabach
	Title:	Vice President

SCHEDULE I

List of Subsidiary Guarantors

Subsidiary	Jurisdiction of Incorporation

ARH-Arizona, LLC	Delaware

BCCI CA, LLC	Delaware

BCCI Management Company	Ohio

Buckeye Check Cashing II, Inc.	Ohio

Buckeye Check Cashing of Arizona, Inc.	Ohio

Buckeye Check Cashing of California, LLC	Delaware

Buckeye Check Cashing of Florida, Inc.	Ohio

Buckeye Check Cashing of Illinois, LLC	Delaware

Buckeye Check Cashing of Kansas, LLC	Delaware

Buckeye Check Cashing of Kentucky, Inc.	Ohio

Buckeye Check Cashing of Michigan, Inc.	Delaware

Buckeye Check Cashing of Missouri, LLC	Delaware

Buckeye Check Cashing of Texas, LLC	Delaware

Buckeye Check Cashing of Utah, Inc.	Ohio

Buckeye Check Cashing of Virginia, Inc.	Ohio

Buckeye Check Cashing, Inc.	Ohio

Buckeye Commercial Check Cashing of Florida, LLC	Delaware

Buckeye Credit Solutions, LLC	Delaware

Buckeye Credit Solutions of Arizona, LLC	Delaware

Buckeye Lending Solutions of Arizona, LLC	Delaware

Buckeye Lending Solutions, LLC	Delaware

Buckeye Small Loans, LLC	Delaware

Buckeye Title Loans of California, LLC	Delaware

Buckeye Title Loans of Kansas, LLC	Delaware

Subsidiary	Jurisdiction of Incorporation

Buckeye Title Loans of Missouri, LLC	Delaware

Buckeye Title Loans of Utah, LLC	Delaware

Buckeye Title Loans of Virginia, LLC	Delaware

Buckeye Title Loans, Inc.	Ohio

Checksmart Financial Company	Delaware

Checksmart Financial Holdings Corp.	Delaware

Checksmart Financial, LLC	Delaware

Checksmart Money Order Services of Arizona, Inc.	Delaware

Checksmart Money Order Services, Inc.	Delaware

CS-Arizona, LLC	Delaware

Express Payroll Advance of Ohio, Inc.	Ohio

First Virginia Credit Solutions, LLC	Delaware

First Virginia Financial Services, LLC	Delaware

Hoosier Check Cashing of Ohio, LTD	Ohio

Insight Capital, LLC	Alabama

National Tax Lending, LLC	Delaware

California Check Cashing Stores, LLC	Delaware

CCCIS, Inc.	California

CCCS Corporate Holdings, Inc.	Delaware

CCCS Holdings, LLC	Delaware

Fast Cash, Inc.	California

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP  [                     ]

ISIN  [                     ](1)

[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$[                            ]
10.75% Senior Secured Notes due 2019

No.	[$ ]

Community Choice Financial Inc.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                                  United States Dollars] on May 1, 2019.

Interest Payment Dates:  May 1 and November 1

Record Dates:  April 15 and October 15

(1)	Rule 144A Note CUSIP: 20367Q AA5
Rule 144A Note ISIN: US20367QAA58
Regulation S Note CUSIP: U2037A AA5
Regulation S Note ISIN: USU2037AAA52

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:  April 29, 2011

COMMUNITY CHOICE FINANCIAL INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Dated: April 29, 2011

By:
Authorized Signatory

[Back of Note]

10.75% Senior Secured Notes due 2019

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             INTEREST.  Community Choice Financial Inc., an Ohio corporation, promises to pay interest on the principal amount of this Note at 10.75% per annum from April 29, 2011 (or the most recent Interest Payment Date) until maturity.  The Issuer will pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be November 1, 2011.  The Issuer will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at the interest rate on the Notes.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.             METHOD OF PAYMENT.  The Issuer will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             PAYING AGENT AND REGISTRAR.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without prior written notice to the Holders.  The Issuer or any of the Issuer’s Subsidiaries may act in as paying agent or registrar.

4.             INDENTURE.  The Issuer issued the Notes under an Indenture, dated as of April 29, 2011 (the “Indenture”), among Community Choice Financial Inc., the Subsidiary Guarantors named therein and the Trustee.  This Note is one of a duly authorized issue of notes of the Issuer designated as its 10.75% Senior Secured Notes due 2019.  The Issuer may issue Additional Notes pursuant to Sections 2.01 and 2.15 of the Indenture, so long as the incurrence thereof is permitted by Sections 4.09 and 4.12 of the Indenture.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.             OPTIONAL REDEMPTION.

(a)           Except as set forth below under clauses 5(b), 5(d) and 5(e) hereof, the Notes will not be redeemable at the Issuer’s option before May 1, 2015.

(b)           At any time prior to May 1, 2015, the Issuer may redeem all or a part of the Notes, upon notice as described under Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the date of redemption (any applicable date of redemption hereunder, the “Redemption Date”), subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c)           On and after May 1, 2015, the Issuer may redeem the Notes, in whole or in part, upon notice as described under Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the 12-month period beginning on May 1 of each of the years indicated below:

Year	Percentage
2015	105.375%
2016	102.688%
2017 and thereafter	100.000%

(d)           Until May 1, 2014, the Issuer may, at its option, upon notice as described under Section 3.03 of the Indenture, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 110.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that (a) at least $165.0 million in aggregate principal amount of Notes issued under the Indenture (including any Exchange Notes issued in exchange therefor) remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

(e)           During each 12-month period, commencing with the 12-month period from the Issue Date to May 1, 2012, to and including the 12-month period from May 1, 2014 to May 1, 2015, the Issuer will be entitled to redeem up to 10% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided that at least $165.0 million in aggregate principal amount of Notes (including any Exchange Notes issued in exchange therefor) issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of each such redemption.

(f)            Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.

6.             MANDATORY REDEMPTION.  The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7.             NOTICE OF REDEMPTION.  Subject to Section 3.03 of the Indenture, notice of redemption will be electronically delivered or mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to the Redemption Date if the notice is issued in connection with Article 8 or

Article 12 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

8.             OFFERS TO REPURCHASE.

(a)           Upon the occurrence of a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”).  The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b)           If the Issuer or any of its Restricted Subsidiaries consummates an Asset Sale, within ten Business Days of each date that Excess Proceeds exceed $20,000,000, the Issuer shall make an Asset Sale Offer to all holders of the Notes, and, if required by the terms of any Other First Lien Obligations, to the holders of such Other First Lien Obligations, to purchase the maximum aggregate principal amount of the Notes and such Other First Lien Obligations that is equal to $1,000 or an integral multiple thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes and such Other First Lien Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture.  If the aggregate principal amount of Notes or the Other First Lien Obligations surrendered by such Holders and holders thereof exceeds the amount of Excess Proceeds, the Issuer shall select the Notes and such Other First Lien Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other First Lien Obligations tendered.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.  After the Issuer or any Restricted Subsidiary have applied the Net Proceeds from any Asset Sale of any assets that do not constitute Collateral, the balance of such Net Proceeds, if any, from such Asset Sale shall be released by the Collateral Agent to the Issuer or such Restricted Subsidiary for use by the Issuer or such Restricted Subsidiary for any purpose not prohibited by the terms of the Indenture.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

9.             DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed.

10.           PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

11.           AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12.           DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice.  Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if and so long as it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, if any, or premium that has become due solely because of the acceleration) have been cured or waived.  The Issuer and each Subsidiary Guarantor is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such event.

13.           AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14.           GOVERNING LAW.  THE INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

15.           SECURITY.  The Notes and the Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents.  The Trustee and the Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement.  Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Collateral Agent to enter into the Security Documents, the Alabama Intercreditor Agreement and the Junior Lien Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.

16.           COUNTERPARTS.  This Note may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Note.

17.           CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to the Issuer at the following address:

c/o Community Choice Financial Inc.
7001 Post Road
Suite 200
Dublin, Ohio 43016
Attention:  General Counsel
Fax No.:  (614) 798-5921

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                    .  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

*                                         This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

c/o Community Choice Financial Inc.

7001 Post Road
Suite 200
Dublin, Ohio 43016
Attention:  General Counsel
Fax No.: (614) 798-5921

c/o U.S. National Bank Association

1350 Euclid Avenue

CN OH RN11

Cleveland, Ohio 44115
Attention: Corporate Trust Services
Fax No.: (216) 623-9202

Re:                               10.75% Senior Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of April 29, 2011 (the “Indenture”), among Community Choice Financial Inc., the Subsidiary Guarantors named therein and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                               (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                       ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                       ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such

Annex A-1

Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3.                                        ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)                                  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.

4.                                       ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)                                  ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the

B-2

Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

B-3

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP 20367Q AA5), or

(ii)                                  ☐ Regulation S Global Note (CUSIP U2037A AA5), or

(b)                                 ☐ a Restricted Definitive Note.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                  ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP 20367Q AA5), or

(ii)                                  ☐ Regulation S Global Note (CUSIP U2037A AA5), or

(iii)                               ☐ Unrestricted Global Note (CUSIP [         ]); or

(b)                                 ☐ a Restricted Definitive Note; or

(c)                                  ☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

Annex A-1

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

c/o Community Choice Financial Inc.

7001 Post Road
Suite 200
Dublin, Ohio 43016
Attention:  General Counsel
Fax No.: (614) 798-5921

c/o U.S. National Bank Association

1350 Euclid Avenue

CN OH RN11

Cleveland, Ohio 44115
Attention: Corporate Trust Services
Fax No.: (216) 623-9202

Re:                               10.75% Senior Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of April 29, 2011 (the “Indenture”), among Community Choice Financial Inc., the Subsidiary Guarantors named therein and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                          (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1)                                      EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a)                                      ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b)                                     ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c)                                      ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d)                                     ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2)                                      EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a)                                      ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)                                     ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [  ] 144A Global Note [  ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                                      (the “Guaranteeing Subsidiary”), a subsidiary of Community Choice Financial Inc., an Ohio corporation, as Issuer (under the Indenture referred to below), each of the other Subsidiary Guarantors (under the Indenture referred to below) party hereto and U.S. Bank National Association, as trustee (under the Indenture referred to below) (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Subsidiary Guarantors has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 29, 2011, providing for the issuance of an unlimited aggregate principal amount of 10.75% senior secured notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)                                  Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)                                  Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including Article 10 thereof.

(3)                                  Execution and Delivery.  The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4)                                  Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(5)                                  Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(6)                                  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)                                  The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY], as Guaranteeing Subsidiary

By:
Name:
Title:

COMMUNITY CHOICE FINANCIAL INC., as Issuer

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: